Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

December 10, 2012

iPath Website Copy Deck

Product Pages

PRODUCT PAGES-BCM

-Commodities-Broad-

http://ipathetn.com/product/BCM

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is designed to provide investors with exposure to the Barclays Commodity Index Pure Beta Total Return.

The Barclays Commodity Index Pure Beta Total Return (the “Index”) is comprised of a basket of exchange traded futures contracts and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on certain physical commodities. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

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Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/bcm-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	BCM	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	BCM.IV	CUSIP	06740P114
Bloomberg ETN Keystroke	BCM<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1C1PT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/bcm-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Commodity Index Pure Beta TR	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, Dow Jones Opco, LLC, UBS Securities LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:
Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads.

Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is designed to provide investors with exposure to the Barclays Commodity Index Pure Beta Total Return.

The Barclays Commodity Index Pure Beta Total Return (the “Index”) is comprised of a basket of exchange traded futures contracts and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on certain physical commodities. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

iPath® Pure Beta Broad Commodity ETN—Components (as of xx/xx/xxxx)

Commodity >	Ticker >	Ref. Price Dollar Weight >	Trading Facility >	Sector >
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

As of XX/XX/XX. Source: Barclays, NYM–NYMEX Division New York Mercantile Exchange, CBT–Chicago Board of Trade, CME–Chicago Mercantile Exchange, LME–London Metal Exchange, CMX–COMEX Division–New York Mercantile Exchange, NYF-ICE Futures U.S.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is designed to provide investors with exposure to the Barclays Commodity Index Pure Beta Total Return.

The Barclays Commodity Index Pure Beta Total Return (the “Index”) is comprised of a basket of exchange traded futures contracts and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on certain physical commodities. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

(Pie Chart)

Source: Barclays, as of XX/XX/XX. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - BCM

PRODUCT PAGES - SBV

http://ipathetn.com/product/SBV

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is designed to provide investors with exposure to the Barclays Pure Beta Series-2 Total Return Index.

The Barclays Pure Beta Series-2 Total Return Index (the “Index”) is comprised of a basket of exchange traded futures contracts and reflects the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

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Overview | Index Components | Sector Weightings	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/sbv-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	SBV	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	SBV.IV	CUSIP	06740P122
Bloomberg ETN Keystroke	SBV<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC2C1PT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/sbv-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Pure Beta Series-2 TR Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is designed to provide investors with exposure to the Barclays Pure Beta Series-2 Total Return Index.

The Barclays Pure Beta Series-2 Total Return Index (the “Index”) is comprised of a basket of exchange traded futures contracts and reflects the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

iPath® Pure Beta S&P GSCI®-Weighted ETN—Components (as of xx/xx/xxxx)

Commodity >	Ticker >	Ref. Price Dollar Weight >	Trading Facility >	Sector >
xxxxx	xxxxx	Xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	Xxxxx	xxxxx	xxxxx

Source: Barclays, S&P. NYM-NYMEX Division New York Mercantile Exchange, PE-International Petroleum Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), KBT-Kansas City Board of Trade, CSC-Coffee, Sugar and Cocoa Exchange.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is designed to provide investors with exposure to the Barclays Pure Beta Series-2 Total Return Index.

The Barclays Pure Beta Series-2 Total Return Index (the “Index”) is comprised of a basket of exchange traded futures contracts and reflects the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

(Pie Chart)

Source: Barclays, as of XX/XX/XX. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - SBV

PRODUCT PAGES - ONG

-Commodities -Sector-

http://ipathetn.com/product/ONG

[Header]

iPath® Pure Beta Energy ETN (ONG)

[Body]

The iPath® Pure Beta Energy ETN is designed to provide investors with exposure to the Barclays Commodity Index Energy Pure Beta Total Return.

The Barclays Commodity Index Energy Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on energy commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/ONG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	ONG	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	ONG.IV	CUSIP	06740P312
Bloomberg ETN Keystroke	ONG<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1ENPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/ong-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Commodity Index Energy Pure Beta TR	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, Dow Jones Opco, LLC, UBS Securities LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Pure Beta Energy ETN (ONG)

[Body]

The iPath® Pure Beta Energy ETN is designed to provide investors with exposure to the Barclays Commodity Index Energy Pure Beta Total Return.

The Barclays Commodity Index Energy Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on energy commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

(Pie Chart)

Source: Barclays, as of XX/XX/XX. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - ONG

PRODUCT PAGES - DIRT

-Commodities -Sector-

http://ipathetn.com/product/DIRT

[Header]

iPath® Pure Beta Agriculture ETN (DIRT)

[Body]

The iPath® Pure Beta Agriculture ETN is designed to provide investors with exposure to the Barclays Commodity Index Agriculture Pure Beta Total Return.

The Barclays Commodity Index Agriculture Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in nine futures contracts on agricultural commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. See additional information below.(Jump Link {http://ipathetn.com/DIRT-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	DIRT	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	DIRT.IV	CUSIP	06740P262
Bloomberg ETN Keystroke	DIRT<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1AGPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/dirt-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Commodity Index Agriculture Pure Beta TR	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, Dow Jones Opco, LLC, UBS Securities LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Pure Beta Agriculture ETN (DIRT)

[Body]

The iPath® Pure Beta Agriculture ETN is designed to provide investors with exposure to the Barclays Commodity Index Agriculture Pure Beta Total Return.

The Barclays Commodity Index Agriculture Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in nine futures contracts on agricultural commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

As of Mmmm dd, yyyy (Pie Chart)

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

END PRODUCT PAGES - DIRT

PRODUCT PAGES - WEET

-Commodities -Sector-

http://ipathetn.com/product/WEET

[Header]

iPath® Pure Beta Grains ETN (WEET)

[Body]

The iPath® Pure Beta Grains ETN is designed to provide investors with exposure to the Barclays Commodity Index Grains & Oilseeds Pure Beta Total Return.

The Barclays Commodity Index Grains & Oilseeds Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on grain and oilseed commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/WEET-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	WEET	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	WEET.IV	CUSIP	06740P270
Bloomberg ETN Keystroke	WEET<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1GRPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/weet-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Commodity Index Grains & Oilseeds Pure Beta TR	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:
Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Pure Beta Grains ETN (WEET)

[Body]

The iPath® Pure Beta Grains ETN is designed to provide investors with exposure to the Barclays Commodity Index Grains & Oilseeds Pure Beta Total Return.

The Barclays Commodity Index Grains & Oilseeds Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on grain and oilseed commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

As of Mmmm dd, yyyy (Pie Chart)

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - WEET

PRODUCT PAGES - GRWN

-Commodities -Sector-

http://ipathetn.com/product/GRWN

[Header]

iPath® Pure Beta Softs ETN (GRWN)

[Body]

The iPath® Pure Beta Softs ETN is designed to provide investors with exposure to the Barclays Commodity Index Softs Pure Beta Total Return.

The Barclays Commodity Index Softs Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on soft commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |   Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/GRWN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	GRWN	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	GRWN.IV	CUSIP	06740P288
Bloomberg ETN Keystroke	GRWN<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1SFPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/grwnoverview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Commodity Index Softs Pure Beta TR	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹

The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Pure Beta Softs ETN (GRWN)

[Body]

The iPath® Pure Beta Softs ETN is designed to provide investors with exposure to the Barclays Commodity Index Softs Pure Beta Total Return.

The Barclays Commodity Index Softs Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on soft commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

As of Mmmm dd, yyyy (Pie Chart)

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - GRWN

PRODUCT PAGES – HEVY

-Commodities -Sector-

http://ipathetn.com/product/HEVY

[Header]

iPath® Pure Beta Industrial Metals ETN (HEVY)

[Body]

The iPath® Pure Beta Industrial Metals ETN is designed to provide investors with exposure to the Barclays Commodity Index Industrial Metals Pure Beta Total Return.

The Barclays Commodity Index Industrial Metals Pure Beta Total Return (the “Index”) a sub-Index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/HEVY-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	HEVY	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	HEVY.IV	CUSIP	06740P296
Bloomberg ETN Keystroke	HEVY<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC1IMPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/hevy-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Commodity Index Industrial Metals Pure Beta TR	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:
Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Pure Beta Industrial Metals ETN (HEVY)

[Body]

The iPath® Pure Beta Industrial Metals ETN is designed to provide investors with exposure to the Barclays Commodity Index Industrial Metals Pure Beta Total Return.

The Barclays Commodity Index Industrial Metals Pure Beta Total Return (the “Index”) a sub-Index of the Barclays Commodity Index Pure Beta Total; Return and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

As of Mmmm dd, yyyy (Pie Chart)

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays

Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - HEVY

PRODUCT PAGES - BLNG

-Commodities-Sector-

http://ipathetn.com/product/BLNG

[Header]

iPath® Pure Beta Precious Metals ETN (BLNG)

[Body]

The iPath® Pure Beta Precious Metals ETN is designed to provide investors with exposure to the Barclays Commodity Index Precious Metals Pure Beta Total Return.

The Barclays Commodity Index Precious Metals Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metal commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/BLNG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	BLNG	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	BLNG.IV	CUSIP	06740P338
Bloomberg ETN Keystroke	BLNG<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC1PMPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/blng-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Commodity Index Precious Metals Pure Beta TR	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:
Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Pure Beta Precious Metals ETN (BLNG)

[Body]

The iPath® Pure Beta Precious Metals ETN is designed to provide investors with exposure to the Barclays Commodity Index Precious Metals Pure Beta Total Return.

The Barclays Commodity Index Precious Metals Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metal commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

As of Mmmm dd, yyyy (Pie Chart)

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - BLNG

PRODUCT PAGES - LSTK

-Commodities-Sector-

http://ipathetn.com/product/LSTK

[Header]

iPath® Pure Beta Livestock ETN (LSTK)

[Body]

The iPath® Pure Beta Livestock ETN is designed to provide investors with exposure to the Barclays Commodity Index Livestock Pure Beta Total Return.

The Barclays Commodity Index Livestock Pure Beta Total Return (the “Index”) is a sub-index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/COW-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	LSTK	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	LSTK.IV	CUSIP	06740P320
Bloomberg ETN Keystroke	LSTK<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC1LSPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/lstk-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Commodity Index Livestock Pure Beta TR	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:
Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Pure Beta Livestock ETN (LSTK)

[Body]

The iPath® Pure Beta Livestock ETN is designed to provide investors with exposure to the Barclays Commodity Index Livestock Pure Beta Total Return.

The Barclays Commodity Index Livestock Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays Commodity Index Pure Beta Total Return and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

As of Mmmm dd, yyyy (Pie Chart)

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - LSTK

PRODUCT PAGES - DCNG

-Commodities-Single Commodities-

http://www.ipathetn.com/product/DCNG

[Header]

iPath® Seasonal Natural Gas ETN (DCNG)

[Body]

The iPath® Pure Beta Seasonal Natural Gas ETN is designed to provide investors with exposure to the Barclays Natural Gas Seasonal Total Return Index.

The Barclays Natural Gas Seasonal Total Return Index (the “Index”) reflects the returns that are potentially available by maintaining an unleveraged investment in a rolling position in Henry Hub Natural Gas futures contracts plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is comprised of a single Natural Gas futures contract, except during the roll period when the Index may be comprised of two futures contracts. The Index is composed of a single contract that expires in December and rolls annually. In October of each year the Index closes out its position in the current year’s December contract and rolls into a Natural Gas futures contract expiring in December of the next calendar year.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DCNG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	DCNG	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	DCNG.IV	CUSIP	06740P239
Bloomberg ETN Keystroke	DCNG<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2NGST	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/dcng-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Natural Gas Seasonal TR Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:
Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Index Contains a Futures Contract that Rolls on an Annual Basis: The index maintains its position in Natural Gas futures by rolling into a new Natural Gas contract with a December expiration on an annual basis. Accordingly, ETNs linked to the index are less exposed to short-term factors and if there are short-term gains in the price of Natural Gas or Natural Gas futures, the index and the value of such ETNs may not benefit from such developments.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - DCNG

PRODUCT PAGES - OLEM

-Commodities-Single Commodities-

http://www.ipathetn.com/product/OLEM

[Header]

iPath® Pure Beta Crude Oil ETN (OLEM)

[Body]

The iPath® Pure Beta Crude Oil ETN is designed to provide investors with exposure to the Barclays WTI Crude Oil Pure Beta Total Return Index.

The Barclays WTI Crude Oil Pure Beta Total Return Index (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the Crude Oil markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/OLEM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	OLEM	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	OLEM.IV	CUSIP	06740P221
Bloomberg ETN Keystroke	OLEM<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2CLPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/ong-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays WTI Crude Oil Pure Beta TR Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - OLEM

PRODUCT PAGES - CHOC

-Commodities-Single Commodities-

http://www.ipathetn.com/product/CHOC

[Header]

iPath® Pure Beta Cocoa ETN (CHOC)

[Body]

The iPath® Pure Beta Cocoa ETN is designed to provide investors with exposure to the Barclays Cocoa Pure Beta Total Return Index.

The Barclays Cocoa Pure Beta Total Return Index (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the Cocoa markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/CHOC-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CHOC	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	CHOC.IV	CUSIP	06740P 130
Bloomberg ETN Keystroke	CHOC<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2CCPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/choc-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Cocoa Pure Beta TR Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - CHOC

PRODUCT PAGES - CAFE

-Commodities-Single Commodities-

http://www.ipathetn.com/product/CAFE

[Header]

iPath® Pure Beta Coffee ETN (CAFE)

[Body]

The iPath® Pure Beta Coffee ETN is designed to provide investors with exposure to the Barclays Coffee Pure Beta Total Return Index.

The Barclays Coffee Pure Beta Total Return Index (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the Coffee markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/JO-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CAFE	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	CAFE.IV	CUSIP	06740P148
Bloomberg ETN Keystroke	CAFE <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2KCPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/cafe-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Coffee Pure Beta TR Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - CAFE

PRODUCT PAGES - CTNN

-Commodities-Single Commodities-

http://www.ipathetn.com/product/CTNN

[Header]

iPath® Pure Beta Cotton ETN (CTNN)

[Body]

The iPath® Pure Beta Cotton ETN is designed to provide investors with exposure to the Barclays Cotton Pure Beta Total Return Index.

The Barclays Cotton Pure Beta Total Return Index (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the Cotton markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETN

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/CTNN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CTNN	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	CTNN.IV	CUSIP	06740P155
Bloomberg ETN Keystroke	CTNN <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2CTPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/ctnn-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Cotton Pure Beta TR Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor
Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - CTNN

PRODUCT PAGES - SGAR

-Commodities-Single Commodities-

http://www.ipathetn.com/product/SGAR

[Header]

iPath® Pure Beta Sugar ETN (SGAR)

[Body]

The iPath® Pure Beta Sugar ETN is designed to provide investors with exposure to the Barclays Sugar Pure Beta Total Return Index.

The Barclays Sugar Pure Beta Total Return Index (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the Sugar markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/SGAR-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	SGAR	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	SGAR.IV	CUSIP	06740P163
Bloomberg ETN Keystroke	SGAR <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2SBPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/sgar-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Sugar Pure Beta TR Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - SGAR

PRODUCT PAGES - FOIL

-Commodities-Single Commodities-

http://www.ipathetn.com/product/FOIL-overview.jsp

[Header]

iPath® Pure Beta Aluminum ETN (FOIL)

[Body]

The iPath® Pure Beta Aluminum ETN is designed to provide investors with exposure to the Barclays Aluminum Pure Beta Total Return Index.

The Barclays Aluminum Pure Beta Total Return Index (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the Aluminum markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/FOIL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	FOIL	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	FOIL.IV	CUSIP	06740P171
Bloomberg ETN Keystroke	FOIL<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LAPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/foil-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Aluminum Pure Beta TR Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - FOIL

PRODUCT PAGES - CUPM

-Commodities-Single Commodities-

http://www.ipathetn.com/product/CUPM

[Header]

iPath® Pure Beta Copper ETN (CUPM)

[Body]

The iPath® Pure Beta Copper ETN is designed to provide investors with exposure to the Barclays Copper Pure Beta Total Return Index.

The Barclays Copper Pure Beta Total Return Index (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the Copper markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Comodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premium and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile   |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/CUPM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CUPM	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	CUPM.IV	CUSIP	06740P189
Bloomberg ETN Keystroke	CUPM<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LPPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/cump-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Copper Pure Beta TR Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor

Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - CUPM

PRODUCT PAGES - LEDD

-Commodities-Single Commodities-

http://www.ipathetn.com/product/LEDD

[Header]

iPath® Pure Beta Lead ETN (LEDD)

[Body]

The iPath® Pure Beta Lead ETN is designed to provide investors with exposure to the Barclays Lead Pure Beta Total Return Index.

The Barclays Lead Pure Beta Total Return Index (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the Lead markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/LEDD-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	LEDD	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	LEDD.IV	CUSIP	06740P197
Bloomberg ETN Keystroke	LEDD<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LLPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/ledd-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Lead Pure Beta TR Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor
Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - LEDD

PRODUCT PAGES - NINI

-Commodities-Single Commodities-

http://www.ipathetn.com/product/NINI

[Header]

iPath® Pure Beta Nickel ETN (NINI)

[Body]

The iPath® Pure Beta Nickel ETN is designed to provide investors with exposure to the Barclays Nickel Pure Beta Total Return Index.

The Barclays Nickel Pure Beta Total Return Index (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the Nickel markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) The Basics of iPath Pure Beta Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/NINI-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	NINI	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	NINI.IV	CUSIP	06740P213
Bloomberg ETN Keystroke	NINI <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LNPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/nini-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Nickel Pure Beta TR Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Opco, LLC, Barclays, MSCI Inc., BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Value of the ETNs on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs, is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “intraday indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor
Where:

Closing Indicative Value	=	The Closing Indicative Value of the iPath ETNs calculated in the manner described in the applicable prospectus;

Current Daily Index Factor	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day.

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Closing Indicative Value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the Futures Execution Cost or the Investor Fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the intraday indicative value of the iPath ETN. Index levels provided by the index sponsor do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their intraday indicative value.

¹	The Investor Fee per ETN is equal to the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee per ETN will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day times (3) the applicable Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index Factor on any index business day will be the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day. The initial index level is the level of the Index on the Inception Date. In addition, on each calendar day, a “Futures Execution Cost” will be charged and deducted from the Closing Indicative Value of the ETNs. The net effect of the Futures Execution Cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - NINI

PRODUCT PAGES - DJP

-Commodities-Broad-

http://ipathetn.com/product/DJP

[Header]

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

[Body]

The iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Commodity Index Total ReturnSM.

The Dow Jones-UBS Commodity Index Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on 19 physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is a rolling index rebalancing annually.

[Tabs]

Overview | Index Components | Sector Weightings	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DJP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	DJP	CUSIP	06738C778
Intraday Indicative Value Ticker	DJP.IV	Inception Date	06/06/2006
Bloomberg ETN Keystroke	DJP<EQUITY><GO>	Maturity Date	06/12/2036
Bloomberg Index Ticker	DJUBSTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/djp-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of this series of iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs, as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying this series of ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page¹ (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Commodity Index Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

[Body]

The iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Commodity Index Total ReturnSM.

The Dow Jones-UBS Commodity Index Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on 19 physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is a rolling index rebalancing annually.

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN—Components (as of xx/xx/xxxx)

Commodity >	Ticker >	Ref. Price Dollar Weight >	Trading Facility >	Sector >
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: Dow Jones Opco, LLC, UBS Securities LLC, NYM-NYMEX Division New York Mercantile Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), CSC-Coffee, Sugar and Cocoa Exchange.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Commodity Index Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN

[Body]

The iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN is linked to the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-UBS Commodity Index Total ReturnSM are rebalanced annually; however, the weightings fluctuate between rebalancings due to changes in market prices.

As of xxxx xx, xxxx

(Pie Chart)

Source: Dow Jones Opco, LLC, UBS Securities LLC

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Commodity Index Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones

Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - DJP

PRODUCT PAGES - GSP

http://ipathetn.com/product/GSP

[Header]

iPath® S&P GSCI® Total Return Index ETN (GSP)

The iPath® S&P GSCI® Total Return Index ETN is designed to provide investors with exposure to the S&P GSCI® Total Return Index.

The S&P GSCI® Total Return Index provides exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI® plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

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Overview | Index Components | Sector Weightings	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/GSP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	GSP	CUSIP	06738C794
Intraday Indicative Value Ticker	GSP.IV	Inception Date	06/06/2006
Bloomberg ETN Keystroke	GSP<EQUITY><GO>	Maturity Date	06/12/2036
Bloomberg Index Ticker	SPGSCITR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/gsp-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P GSCI® Total Return Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed,, the holder will receive a cash payment in U.S. dollars equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page¹ (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® S&P GSCI® Total Return Index ETN

The iPath® S&P GSCI® Total Return Index ETN is designed to provide investors with exposure to the S&P GSCI® Total Return Index.

The S&P GSCI® Total Return Index provides exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI® plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

iPath® S&P GSCI® Total Return Index ETN—Components (as of xx/xx/xxxx)

Commodity >	Ticker >	Ref. Price Dollar Weight >	Trading Facility >	Sector >
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: S&P, NYM-NYMEX Division New York Mercantile Exchange, PE-International Petroleum Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), KBT-Kansas City Board of Trade, CSC-Coffee, Sugar and Cocoa Exchange.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® S&P GSCI® Total Return Index ETN (GSP)

The iPath® S&P GSCI® Total Return Index ETN is designed to provide investors with exposure to the S&P GSCI® Total Return Index.

The S&P GSCI® Total Return Index provides exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI® plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

As of xxxx xx, xxxx (Pie Chart)

Source: S&P

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

END PRODUCT PAGES - GSP

PRODUCT PAGES - JJE

-Commodities -Sector-

http://ipathetn.com/prodcut/JJE

[Header]

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

[Body]

The iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Energy Subindex Total ReturnSM.

The Dow Jones-UBS Energy Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on energy commodities. The Index is currently composed of four energy-related commodities contracts (crude oil, heating oil, natural gas and unleaded gasoline) which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/jje-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJE	CUSIP	06739H750
Intraday Indicative Value Ticker	JJE.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJE<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBENTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jje-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Energy Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Energy Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

[Body]

The iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Energy Subindex Total ReturnSM.

The Dow Jones-UBS Energy Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on energy commodities. The Index is currently composed of four energy-related commodities contracts (crude oil, heating oil, natural gas and unleaded gasoline) which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

As of xxxx xx, xxxx (Pie Chart)

Source: Dow Jones Opco, LLC, UBS Securities LLC

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Energy Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - JJE

PRODUCT PAGES - JJA

-Commodities -Sector-

http://ipathetn.com/product/JJA

[Header]

The iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Agriculture Subindex Total ReturnSM.

The Dow Jones-UBS Agriculture Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on agriculture commodities. The Index is currently composed of seven futures contracts on agricultural commodities which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/JJA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJA	CUSIP	06739H206
Intraday Indicative Value Ticker	JJA.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJA<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBAGTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jja-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Agriculture Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS

AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Agriculture Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

[Body]

The iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Agriculture Subindex Total ReturnSM.

The Dow Jones-UBS Agriculture Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on agriculture commodities. The Index is currently composed of seven futures contracts on agricultural commodities which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

As of xxxx xx, xxxx (Pie Chart)

Source: Dow Jones Opco, LLC, UBS Securities LLC

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Agriculture Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - JJA

PRODUCT PAGES - JJG

-Commodities -Sector-

http://ipathetn.com/product/JJG

[Header]

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

[Body]

The iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Grains Subindex Total ReturnSM.

The Dow Jones-UBS Grains Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on grains commodities. The Index is currently composed of three futures contracts on grains which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/JJG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJG	CUSIP	06739H305
Intraday Indicative Value Ticker	JJG.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJG<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBGRTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jjg-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Grains Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹

The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Grains Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

[Body]

The iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Grains Subindex Total ReturnSM.

The Dow Jones-UBS Grains Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on grains commodities. The Index is currently composed of three futures contracts on grains which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

As of xxxx xx, xxxx (Pie Chart)

Source: Dow Jones Opco, LLC, UBS Securities LLC

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays

Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Grains Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - JJG

PRODUCT PAGES - JJS

-Commodities -Sector-

http://ipathetn.com/product/JJS

[Header]

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

[Body]

The iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Softs Subindex Total ReturnSM.

The Dow Jones-UBS Softs Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on soft commodities. The Index is currently composed of three soft commodities contracts (coffee, cotton and sugar) which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tabs]

Overview | Sector Weightings	(icon) Print This

Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/JJS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJS	CUSIP	06739H230
Intraday Indicative Value Ticker	JJS.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	JJS<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBSOTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jjs-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Softs Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹

The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Softs Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

[Body]

The iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Softs Subindex Total ReturnSM.

The Dow Jones-UBS Softs Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on soft commodities. The Index is currently composed of three soft commodities contracts (coffee, cotton and sugar) which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

As of xxxx xx, xxxx (Pie Chart)

Source: Dow Jones Opco, LLC, UBS Securities LLC

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays

Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Softs Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - JJS

PRODUCT PAGES – JJM

-Commodities -Sector-

http://ipathetn.com/product/JJM

[Header]

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

[Body]

The iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Industrial Metals Subindex Total ReturnSM.

The Dow Jones-UBS Industrial Metals Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on industrial metal commodities. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange and is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/JJM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJM	CUSIP	06738G407
Intraday Indicative Value Ticker	JJM.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJM<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBINTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jjm-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹

The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index

Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS

Commodity Index Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Industrial Metals Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Dow Jones- UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

[Body]

The iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Industrial Metals Subindex Total ReturnSM.

The Dow Jones-UBS Industrial Metals Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on industrial metal commodities. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange and is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM.

(Pie Chart)

Source: Dow Jones Opco, LLC, UBS Securities LLC

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Industrial Metals Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - JJM

PRODUCT PAGES - JJP

-Commodities -Sector-

http://ipathetn.com/product/JJP

[Header]

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

[Body]

The iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Precious Metals Subindex Total ReturnSM.

The Dow Jones-UBS Precious Metals Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on precious metals commodities. The Index is currently composed of two precious metals commodities contracts (gold and silver) which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/JJP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJP	CUSIP	06739H248
Intraday Indicative Value Ticker	JJP.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	JJP<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBPRTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jjp-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Precious Metals Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹

The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index

Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS

Commodity Index Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Precious Metals Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

[Body]

The iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Precious Metals Subindex Total ReturnSM.

The Dow Jones-UBS Precious Metals Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on precious metals commodities. The Index is currently composed of two precious metals commodities contracts (gold and silver) which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

As of xxxx xx, xxxx (Pie Chart)

Source: Dow Jones Opco, LLC, UBS Securities LLC

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Precious Metals Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - JJP

PRODUCT PAGES - COW

-Commodities -Sector-

http://ipathetn.com/product/COW

[Header]

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

[Body]

The iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Livestock Subindex Total ReturnSM.

The Dow Jones-UBS Livestock Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on livestock commodities. The Index is currently composed of two livestock commodities contracts (lean hogs and live cattle) which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tabs]

Overview | Sector Weightings	(icon) Print This Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/COW-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	COW	CUSIP	06739H743
Intraday Indicative Value Ticker	COW.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	COW<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBLITR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/cow-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Livestock Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹

The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index

Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS

Commodity Index Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Livestock Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

[Body]

The iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Livestock Subindex Total ReturnSM.

The Dow Jones-UBS Livestock Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on livestock commodities. The Index is currently composed of two livestock commodities contracts (lean hogs and live cattle) which are included in the Dow Jones-UBS Commodity Index Total ReturnSM.

As of xxxx xx, xxxx (Pie Chart)

Source: Dow Jones Opco, LLC, UBS Securities LLC

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.
No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Livestock Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - COW

PRODUCT PAGES - GAZ

-Commodities-Single Commodities-

http://www.ipathetn.com/product/GAZ

[Header]

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

[Body]

The Dow Jones-UBS Natural Gas Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total Return and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The index includes the contract in the Dow Jones-UBS Commodity Index Total ReturnSM that relates to a single commodity, natural gas (currently the Henry Hub Natural Gas futures contract traded on the NYMEX).

On August 21, 2009, Barclays Bank PLC announced the temporary suspension of further issuance of the iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (the “GAZ ETNs”) (view press release). On May 18, 2012 Barclays Bank PLC published an investor guidance notification regarding the recent persistent and material premium in the trading price of the GAZ ETNs in relation to their intraday indicative value. Due to likely continued fluctuations in this premium, Barclays Bank PLC believes that the GAZ ETNs will not track the price of the underlying natural gas futures index in a consistent manner and therefore are currently not suitable for most investors (view press release).

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Press Release May 18, 2012 Barclays Issues Investor Guidance on GAZ

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/GAZ-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	GAZ	CUSIP	06739H644
Intraday Indicative Value Ticker	GAZ.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	GAZ<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBNGTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/gaz-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Natural Gas Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹

The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Natural Gas Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - GAZ

PRODUCT PAGES - OIL

-Commodities-Single Commodities-

http://www.ipathetn.com/product/OIL

[Header]

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

[Body]

The iPath® S&P GSCI® Crude Oil Total Return Index ETN is designed to provide with exposure to the S&P GSCI® Crude Oil Total Return Index.

The S&P GSCI® Crude Oil Total Return Index (the “Index”) is a sub-index of the S&P GSCI® Commodity Index. The Index reflects the returns that are potentially available through an unleveraged investment in the West Texas Intermediate (WTI) crude oil futures contract.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/OIL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	OIL	CUSIP	06738C786
Intraday Indicative Value Ticker	OIL.IV	Inception Date	08/15/2006
Bloomberg ETN Keystroke	OIL<EQUITY><GO>	Maturity Date	08/14/2036
Bloomberg Index Ticker	SPGSCLTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/oil-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

END PRODUCT PAGES - OIL

PRODUCT PAGES - NIB

-Commodities-Single Commodities-

http://www.ipathetn.com/product/NIB

[Header]

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

[Body]

The iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Jones-UBS Cocoa Subindex Total ReturnSM.

The Dow Jones-UBS Cocoa Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on cocoa. The Index currently consists of one futures contract on the commodity of cocoa which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/NIB-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	NIB	CUSIP	06739H313
Intraday Indicative Value Ticker	NIB.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	NIB<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBCCTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/nib-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Cocoa Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Cocoa Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - NIB

PRODUCT PAGES - JO

-Commodities-Single Commodities-

http://www.ipathetn.com/product/JO

[Header]

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

[Body]

The iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Coffee Subindex Total ReturnSM.

The Dow Jones-UBS Coffee Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on coffee. Index currently consists of one futures contract on the commodity of coffee which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/JO-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JO	CUSIP	06739H297
Intraday Indicative Value Ticker	JO.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	JO<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBKCTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jo-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Coffee Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Coffee Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - JO

PRODUCT PAGES - BAL

-Commodities-Single Commodities-

http://www.ipathetn.com/product/BAL

[Header]

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

[Body]

The iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Cotton Subindex Total ReturnSM.

The Dow Jones-UBS Cotton Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on cotton. The Index currently consists of one futures contract on the commodity of cotton which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/BAL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	BAL	CUSIP	06739H271
Intraday Indicative Value Ticker	BAL.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	BAL<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBCTTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/bal-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Cotton Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Cotton Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - BAL

PRODUCT PAGES - SGG

-Commodities-Single Commodities-

http://www.ipathetn.com/product/SGG

[Header]

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

[Body]

The iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Sugar Subindex Total ReturnSM.

The Dow Jones-UBS Sugar Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on sugar. The Index currently consists of one futures contract on the commodity of sugar which is included in the Dow Jones-UBS Commodity Index Total ReturnSM

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/SGG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	SGG	CUSIP	06739H214
Intraday Indicative Value Ticker	SGG.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	SGG<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBSBTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/sgg-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Sugar Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Sugar Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - SGG

PRODUCT PAGES - JJU

-Commodities-Single Commodities-

http://www.ipathetn.com/product/JJU

[Header]

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

[Body]

The iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Aluminum Subindex Total ReturnSM.

The Dow Jones-UBS Aluminum Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on aluminum. The Index currently consists of one futures contract on the commodity of aluminum which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/JJU-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJU	CUSIP	06739H321
Intraday Indicative Value Ticker	JJU.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	JJU<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBALTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jju-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Aluminum Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Aluminum Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - JJU

PRODUCT PAGES - JJC

-Commodities-Single Commodities-

http://www.ipathetn.com/JJC-overview.jsp

[Header]

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

[Body]

The iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Copper Subindex Total ReturnSM.

The Dow Jones-UBS Copper Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on copper. The Index currently consists of one futures contract on the commodity of copper (currently the Copper High Grade futures contract traded on the COMEX) which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/JJC-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJC	CUSIP	06739F101
Intraday Indicative Value Ticker	JJC.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJC<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBHGTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jjc-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Copper Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Copper Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - JJC

PRODUCT PAGES - LD

-Commodities-Single Commodities-

http://www.ipathetn.com/product/LD

[Header]

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

[Body]

The iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Lead Subindex Total ReturnSM.

The Dow Jones-UBS Lead Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on lead. The Index currently consists of one futures contract on the commodity of lead which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/LD-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	LD	CUSIP	06739H263
Intraday Indicative Value Ticker	LD.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	LD<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBPBTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/ld-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Lead Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Lead Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - LD

PRODUCT PAGES - JJN

-Commodities-Single Commodities-

http://www.ipathetn.com/product/JJN

[Header]

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

[Body]

The iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Natural Gas Subindex Total ReturnSM.

The Dow Jones-UBS Nickel Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on nickel. The Index currently consists of one futures contract on the commodity of nickel (currently the Primary Nickel futures contract traded on the London Metal Exchange) which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/JJN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJN	CUSIP	06739F119
Intraday Indicative Value Ticker	JJN.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJN<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBNITR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jjn-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Nickel Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Nickel Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - JJN

PRODUCT PAGES - JJT

-Commodities-Single Commodities-

http://www.ipathetn.com/product/JJT

[Header]

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

[Body]

The iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Tin Subindex Total ReturnSM.

The Dow Jones-UBS Tin Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on tin. The Index currently consists of one futures contract on the commodity of tin which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodity ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/JJT-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJT	CUSIP	06739H198
Intraday Indicative Value Ticker	JJT.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	JJT<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBSNTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jjt-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Tin Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Tin Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Tin Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by

Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - JJT

PRODUCT PAGES - PGM

-Commodities-Single Commodities-

http://www.ipathetn.com/product/PGM

[Header]

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

[Body]

The iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN is designed to provide investors with exposure to the Dow Jones-UBS Platinum Subindex Total ReturnSM.

The Dow Jones-UBS Platinum Subindex Total ReturnSM (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on platinum. The Index currently consists of one futures contract on the commodity of platinum which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(icon) Print This Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Commodities ETNs

(icon) Periodic Returns Table

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump to: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/PGM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	PGM	CUSIP	06739H255
Intraday Indicative Value Ticker	PGM.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	PGM<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBPLTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/pgm-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Platinum Subindex Total ReturnSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Platinum Subindex Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

END PRODUCT PAGES - PGM

PRODUCT PAGES - ERO

-Currencies-

http://ipathetn.com/product/ERO

[Header]

iPath® EUR/USD Exchange Rate ETN (ERO)

[Body]

The iPath® EUR/USD Exchange Rate ETN is designed to provide investors with exposure to the euro / U.S. dollar exchange rate (the “EUR/USD exchange rate” or the “Index”).

The EUR/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the ETNs) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the ETNs) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days.

[Tabs]

Overview | Index Components	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Press Release: IRS Ruling

(icon) IRS Ruling FAQs

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/ERO-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.40	%¹
Ticker	ERO	Deposit Rate	EONIA-25 bps	²
Intraday Indicative Value Ticker	ERO.IV	CUSIP	06739F184
Bloomberg ETN Keystroke	EURUSD WMCO Curncy<GO>	Inception Date	05/08/2007
Bloomberg Index Ticker	EURUSD WMCO	Maturity Date	05/14/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/ero-overview.jsp#market_returns}

Index Factor Performance³ (As of xx/xx/xxxx)
Chart

Source: BlackRock, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The EUR/USD exchange rate is a foreign-exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the ETNs) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the ETNs) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (as of xx/xx/xxxx)
EUR/USD Exchange Rate	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
Barclays U.S. Aggregate Bond Index	X.XX

Sources: MSCI Inc., S&P, Barclays, BlackRock. Based on monthly returns, calculated for time period of xx/xx-xx/xx.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder on such Redemption Date, the holder will receive a cash payment in an amount equal to the daily redemption value, which equals (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs4 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of this series of iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value =	Principal Amount per ETN × (Current Currency Component × Current Accumulation Component) - Current Investor Fee

Where:

Principal Amount per ETN	=	$50

Current Currency Component	=	The most recent daily calculation of the Current Currency Component, determined as described in the relevant prospectus.

Current Accumulation Component	=	The most recent daily calculation of the Accumulation Component, determined as described on this product page[1] and in the relevant prospectus.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published quotations of the EUR/USD exchange rate from Bloomberg may occasionally be subject to delays or postponements. Any such delays or postponements will affect the current EUR/USD exchange rate and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the inception date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the Index Factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365. The index factor on any given day will be equal to the Currency Component on that day times the Accumulation Component on that day.

The Accumulation Component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the Accumulation Component will equal (1) the Accumulation Component on the immediately preceding business day times (2) the sum of one plus the product of the Deposit Rate times the relevant Daycount Fraction. The Daycount Fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

[2]

For the iPath® EUR/USD Exchange Rate ETN, the Deposit Rate on any given day will be equal to the European Overnight Index Average, as reported on Reuters page EONIA or any successor page on the immediately preceding business day (the “EONIA”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of Euros.

[3]

Past performance does not guarantee future results. Index Factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index Factor performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Single Currency Exchange Risk: An investment in ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® EUR/USD Exchange Rate ETN (ERO)

[Body]

The iPath® EUR/USD Exchange Rate ETN is designed to provide investors with exposure to the euro / U.S. dollar exchange rate (the “EUR/USD exchange rate” or the “Index”).

The EUR/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the ETNs) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the ETNs) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days.

iPath® EUR/USD Exchange Rate ETN—COMPONENTS

Components >	Ticker >	Trading Facility >	Sector >
xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Single Currency Exchange Risk: An investment in ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END PRODUCT PAGES - ERO

PRODUCT PAGES - GBB

-Currencies-

http://ipathetn.com/product/GBB

[Header]

iPath® GBP/USD Exchange Rate ETN (GBB)

[Body]

The iPath® GBP/USD Exchange Rate ETN is designed to provide investors with exposure to the British pound / U.S. dollar exchange rate (the “GBP/USD exchange rate” or the “Index”).

The GBP/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the ETNs) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the ETNs) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days.

[Tabs]

Overview | Index Components	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Press Release: IRS Ruling

(icon) IRS Ruling FAQs

(icon) Premuims and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/GBB-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.40	%¹
Ticker	GBB	Deposit Rate	SONIA-25 bps	²
Intraday Indicative Value Ticker	GBB.IV	CUSIP	06739F176
Bloomberg ETN Keystroke	GBPUSD WMCO Curncy<GO>	Inception Date	05/08/2007
Bloomberg Index Ticker	GBPUSD WMCO	Maturity Date	05/14/2037

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/gbb-overview.jsp#market_returns}

Index Factor Performance³ (As of xx/xx/xxxx)
Chart

Source: BlackRock, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The GBP/USD exchange rate is a foreign-exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the ETNs) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the ETNs) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (as of xx/xx/xxxx)
GBP/USD Exchange Rate	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
Barclays U.S. Aggregate Bond Index	X.XX

Sources: MSCI Inc., S&P, Barclays, BlackRock. Based on monthly returns, calculated for time period of xx/xx-xx/xx.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder on such Redemption Date, the holder will receive a cash payment in an amount equal to the daily redemption value, which equals (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs4 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of this series of iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value	=	Principal Amount per ETN × (Current Currency Component × Current Accumulation Component) - Current Investor Fee

Where:

Principal Amount per ETN	=	$50

Current Currency Component	=	The most recent daily calculation of the Current Currency Component, determined as described in the relevant prospectus.

Current Accumulation Component	=	The most recent daily calculation of the Accumulation Component, determined as described on this product page[1] and in the relevant prospectus.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published quotations of the GBP/USD exchange rate from Bloomberg may occasionally be subject to delays or postponements. Any such delays or postponements will affect the current GBP/USD exchange rate and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the Index Factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365. The index factor on any given day will be equal to the Currency Component on that day times the Accumulation Component on that day.

The Accumulation Component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the Accumulation Component will equal (1) the Accumulation Component on the immediately preceding business day times (2) the sum of one plus the product of the Deposit Rate times the relevant Daycount Fraction. The Daycount Fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

[2]

For the iPath® GBP/USD Exchange Rate ETN, the Deposit Rate on any given day will be equal to the Sterling Overnight Index Average, as reported on Reuters page SONIA or any successor page on the immediately preceding business day (the “SONIA”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of British pounds.

[3]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Single Currency Exchange Risk: An investment in ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® GBP/USD Exchange Rate ETN (GBB)

[Body]

The iPath® GBP/USD Exchange Rate ETN is designed to provide investors with exposure to the British pound / U.S. dollar exchange rate (the “GBP/USD exchange rate” or the “Index”).

The GBP/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the ETNs) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the ETNs) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days.

iPath® GBP/USD Exchange Rate ETN—COMPONENTS

Components >	Ticker >	Trading Facility >	Sector >
xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Single Currency Exchange Risk: An investment in ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END PRODUCT PAGES - GBB

PRODUCT PAGES - JYN

-Currencies-

http://ipathetn.com/product/JYN

[Header]

iPath® JPY/USD Exchange Rate ETN (JYN)

[Body]

The iPath® JPY/USD Exchange Rate ETN is designed to provide investors with exposure to the Japanese yen / U.S. dollar exchange rate (the “JPY/USD exchange rate” or the “Index”).

The JPY/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the JPY/USD exchange rate increases (and the value of the ETNs increases); when the Japanese yen depreciates relative to the U.S. dollar, the JPY/USD exchange rate decreases (and the value of the ETNs decreases). The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places.

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Overview | Index Components	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Press Release: IRS Ruling

(icon) IRS Ruling FAQs

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/JPY-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.40	%¹
Ticker	JYN	Deposit Rate	Mutan-25 bps	²
Intraday Indicative Value Ticker	JYN.IV	CUSIP	06739G851
Bloomberg ETN Keystroke	USDJPY WMCO Curncy<GO>	Inception Date	05/08/2007
Bloomberg Index Ticker	USDJPY WMCO	Maturity Date	05/14/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jyn-overview.jsp#market_returns}

Index Factor Performance³ (As of xx/xx/xxxx)
Chart

Source: BlackRock, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The Japanese yen/U.S. dollar exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the Japanese yen/U.S. dollar exchange rate decreases, the JPY/USD exchange rate increases (and the value of the ETNs increases); when the Japanese yen depreciates relative to the U.S. dollar, the Japanese yen/U.S. dollar exchange rate increases, the JPY/USD exchange rate decreases (and the value of the ETNs decreases). The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (as of xx/xx/xxxx)
JPY/USD Exchange Rate	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
Barclays U.S. Aggregate Bond Index	X.XX

Sources: MSCI Inc., S&P, Barclays, BlackRock. Based on monthly returns, calculated for time period of xx/xx-xx/xx.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder on such Redemption Date, the holder will receive a cash payment in an amount equal to the daily redemption value, which equals (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs4 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of this series of iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value =	Principal Amount per ETN × (Current Currency Component × Current Accumulation Component) - Current Investor Fee

Where:

Principal Amount per ETN	=	$50

Current Currency Component	=	The most recent daily calculation of the Current Currency Component, determined as described in the relevant prospectus.

Current Accumulation Component	=	The most recent daily calculation of the Accumulation Component, determined as described on this product page[1] and in the relevant prospectus.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published quotations of the U.S. dollar / Japanese yen exchange rate from Bloomberg may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current U.S. dollar / Japanese yen exchange rate, the current JPY/USD exchange rate and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the inception date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the Index Factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365. The index factor on any given day will be equal to the Currency Component on that day times the Accumulation Component on that day.

The Accumulation Component will be calculated on a daily basis in the following manner: The Accumulation Component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the Accumulation Component will equal (1) the Accumulation Component on the immediately preceding business day times (2) the sum of one plus the product of the Deposit Rate times the relevant Daycount Fraction. The Daycount Fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

[2]

For the iPath® JPY/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the Bank of Japan’s uncollateralized overnight call rate, as reported on Reuters page TONAT or any successor page on the immediately preceding business day (the “Mutan rate”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of Japanese yen.

[3]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Single Currency Exchange Risk: An investment in ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® JPY/USD Exchange Rate ETN (JYN)

[Body]

The iPath® JPY/USD Exchange Rate ETN is designed to provide investors with exposure to the Japanese yen / U.S. dollar exchange rate(the “JPY/USD exchange rate” or the “Index”).

The JPY/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the JPY/USD exchange rate increases (and the value of the ETNs increases); when the Japanese yen depreciates relative to the U.S. dollar, the JPY/USD exchange rate decreases (and the value of the ETNs decreases). The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places.

iPath® JPY/USD Exchange Rate ETN - COMPONENTS

Component >	Ticker >	Trading Facility >	Sector >
xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Single Currency Exchange Risk: An investment in ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END PRODUCT PAGES - JYN

PRODUCT PAGES - ICI

-Currencies-

http://ipathetn.com/product/ICI

[Header]

iPath® Optimized Currency Carry ETN (ICI)

[Body]

The iPath® Optimized Currency Carry ETN is designed to provide investors with exposure to the Barclays Optimized Currency Carry IndexTM.

The Barclays Optimized Currency Carry IndexTM (the “Index”) is designed to reflect the total return of an “Intelligent Carry Strategy,” which, through an objective and systematic methodology, seeks to capture the returns that are potentially available from a strategy of investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies sometimes referred to as the “carry trade.” The pool of currencies to which the Index may apply these strategies is commonly referred to as the “G10 currencies” and includes the U.S. dollar, the euro, the Japanese yen, the Canadian dollar, the Swiss franc, the British pound sterling, the Australian dollar, the New Zealand dollar, the Norwegian krone and the Swedish krona.

[Tabs]

Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Press Release: IRS Ruling

(icon) IRS Ruling FAQs

(icon) Optimized Currency Carry

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/ICI-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.65	%¹
Ticker	ICI	CUSIP	06739H412
Intraday Indicative Value Ticker	ICI.IV	Inception Date	01/31/2008
Bloomberg ETN Keystroke	ICI<EQUITY><GO>	Maturity Date	01/28/2038
Bloomberg Index Ticker	BXIICIUS

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/ici-overview.jsp#market_returns}

Currency Breakdown (As of xx/xx/xxxx)
Chart
Source: Barclays

Cumulative Returns (Daily Returns) (As of xx/xx/xxxx)
Chart
Source: Barclays

Correlations (as of xx/xx/xxxx)
Barclays Optimized Currency Carry Index™	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, Barclays, MSCI Inc., Dow Jones Opco, LLC, and UBS Securities LLC; (xx/xx-xx/xx, unless otherwise specified) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed, by the holder on such Redemption Date, the holder will receive a cash payment in an amount equal to the daily redemption value, which equals (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Currency Carry Risk: Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the Intelligent Carry Strategy, the level of the underlying index and the market value of the ETNs will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the Intelligent Carry Strategy, the level of the index, and the market value of the ETNs, will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays Optimized Currency Carry IndexTM” and the “USD Optimized Currency Carry IndexTM” are trademarks of Barclays Bank PLC.

END PRODUCT PAGES - ICI

PRODUCT PAGES - AYT

-Currencies-

http://ipathetn.com/product/AYT

[Header]

iPath® GEMS Asia 8 ETN (AYT)

[Body]

The iPath® GEMS Asia 8 ETN is designed to provide investors with exposure to the Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM.

The Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM (the “Index”) is designed to provide exposure to the total return on local currencies in specified Asian markets through short-term, liquid and diversified instruments. The Index constituent currencies are the Indonesian rupiah, the Indian rupee, the Philippine peso, the South Korean won, the Thai baht, the Malaysian ringgit, the Taiwanese dollar and the Chinese yuan.

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Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

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(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/AYT-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	AYT	CUSIP	06738G878
Intraday Indicative Value Ticker	AYT.IV	Inception Date	04/02/2008
Bloomberg ETN Keystroke	AYT<EQUITY><GO>	Maturity Date	04/08/2038
Bloomberg Index Ticker	BXIIGMA8	Realized Yield[3]	xx.xx	%

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/ayt-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, Barclays, MSCI Inc., Dow Jones Opco, LLC and UBS Securities LLC; (xx/xx-xx/xx, unless otherwise specified) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder on such Redemption Date, the holder will receive a cash payment per ETN in an amount equal to the Closing Indicative Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A redemption date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of this series of iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) × Current Index Factor – Current Investor Fee.

Where:

Closing Indicative Value	=	The Closing Indicative Value of the ETNs, determined in the manner described in the pricing supplement relating to the ETNs.

Ex Coupon Indicative Value	=	The Ex Coupon Indicative Value of the ETNs, determined in the manner described in the pricing supplement relating to the ETNs.

Index Roll Date	=	An Index Roll Date as described in the pricing supplement relating to the ETNs.

Current Index Factor	=	The most recent published level of the Index as reported by the index sponsor divided by the closing level of the Index on the immediately preceding index business day.

Current Investor Fee		The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the relevant index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the applicable Closing Indicative Value of times the Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) times (3) the Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index factor on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.
[3]	The realized yield represents the effective year-to-date returns that a noteholder would obtain through coupon payments on the ETNs. The formula is as follows:

Y = (1+TR)/(1+ER) – 1

Where:

Y = year-to-date realized yield

-TR = year-to-date returns of the total returns version of the Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM -ER = year-to-date return of the excess return version of the Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Exchange Rate Risk: Because the performance of the underlying index is linked to the exchange rates between the index constituent currencies and the US dollar, the level of the underlying index may be affected by unpredictable changes in currency prices, including as a result of government action. Because some or all of the index constituent currencies do not float freely and are currently either managed or pegged by their respective governments, and the exchange rates of managed and pegged currencies tend to fluctuate significantly less than those of free-floating currencies, there is limited potential for the increase in value of the underlying index.

Emerging Market Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. Investments in emerging market currencies carries the risk of loss from unfavorable fluctuations in currency exchange rates due to economic, social, political, financial and military conditions in the emerging markets. The ETNs may be subject to more volatility than investments outside of emerging markets.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM and Barclays Global Emerging Markets Strategy (GEMS) Asia 8 Spot IndexTM are trademarks of Barclays Bank PLC.

[Index Components]	(icon) Print This Page

[Header]

iPath® GEMS Asia 8 ETN (AYT)

[Body]

The iPath® GEMS Asia 8 ETN is designed to provide investors with exposure to the Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM.

The Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM (the “Index”) is designed to provide exposure to the total return on local currencies in specified emerging Asian markets through short-term, liquid and diversified instruments. The Index constituent currencies are the Indonesian rupiah, the Indian rupee, the Philippine peso, the South Korean won, the Thai baht, the Malaysian ringgit, the Taiwanese dollar and the Chinese yuan.

Barclays GEMS Asia 8 IndexTM - Index Component Weightings (as of xx/xx/xxxx)

Index Constituent Currencies >	Weight (%)
Indonesian rupiah	xxxxx
Indian rupee	xxxxx
Philippine peso	xxxxx
South Korean won	xxxxx
Thai baht	xxxxx
Malaysian ringgit	xxxxx
Taiwanese dollar	xxxxx
Chinese yuan	xxxxx

Source: Barclays

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Exchange Rate Risk: Because the performance of the underlying index is linked to the exchange rates between the index constituent currencies and the US dollar, the level of the underlying index may be affected by unpredictable changes in currency prices, including as a result of government action. Because some or all of the index constituent currencies do not float freely and are currently either managed or pegged by their respective governments, and the exchange rates of managed and pegged currencies tend to fluctuate significantly less than those of free-floating currencies, there is limited potential for the increase in value of the underlying index.

Emerging Market Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. Investments in emerging market currencies carries the risk of loss from unfavorable fluctuations in currency exchange rates due to economic, social, political, financial and military conditions in the emerging markets. The ETNs may be subject to more volatility than investments outside of emerging markets.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM and Barclays Global Emerging Markets Strategy (GEMS) Asia 8 Spot IndexTM are trademarks of Barclays Bank PLC.

[ETN Coupon]	(icon) Print This Page

[Header]

iPath® GEMS Asia 8 ETN (AYT)

[Body]

The iPath® GEMS Asia 8 ETN is designed to provide investors with exposure to the Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM.

The Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM (the “Index”) is designed to provide exposure to the total return on local currencies in specified emerging Asian markets through short-term, liquid and diversified instruments. The Index constituent currencies are the Indonesian rupiah, the Indian rupee, the Philippine peso, the South Korean won, the Thai baht, the Malaysian ringgit, the Taiwanese dollar and the Chinese yuan.

iPath® GEMS Asia 8 - COUPONS

Roll Date >	Record Date >	Ex Coupon Date >	Payment Date >	Coupon >
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: Barclays. Subject to change. (as of xx/xx/xxxx)

Coupon payments are calculated and paid in accordance with the terms described in the relevant prospectus. Past performance is not indicative of future results.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Exchange Rate Risk: Because the performance of the underlying index is linked to the exchange rates between the index constituent currencies and the US dollar, the level of the underlying index may be affected by unpredictable changes in currency prices, including as a result of government action. Because some or all of the index constituent currencies do not float freely and are currently either managed or pegged by their respective governments, and the exchange rates of managed and pegged currencies tend to fluctuate significantly less than those of free-floating currencies, there is limited potential for the increase in value of the underlying index.

Emerging Market Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. Investments in emerging market currencies carries the risk of loss from unfavorable fluctuations in currency exchange rates due to economic, social, political, financial and military conditions in the emerging markets. The ETNs may be subject to more volatility than investments outside of emerging markets.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM and Barclays Global Emerging Markets Strategy (GEMS) Asia 8 Spot IndexTM are trademarks of Barclays Bank PLC.

END PRODUCT PAGES - AYT

PRODUCT PAGES - JEM

-Currencies-

http://ipathetn.com/product/JEM

[Header]

iPath® GEMS IndexTM ETN (JEM)

[Body]

The iPath® GEMS IndexTM ETN is designed to provide investors with exposure to the Barclays Global Emerging Markets Strategy (GEMS) IndexTM.

The Barclays Global Emerging Markets Strategy (GEMS) IndexTM (the “Index”) is designed to provide exposure to the total return on local currencies in specified emerging markets through short-term, liquid and diversified instruments. The Index constituent currencies are the Hungarian forint, Polish zloty, Russian ruble, Turkish lira, South African rand, Argentine peso, Brazilian real, Chilean peso, Colombian peso, Mexican peso, Indian rupee, Indonesia rupiah, South Korean won, Philippine peso, and Thai baht.

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Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

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(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/JEM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	JEM	CUSIP	06739H453
Intraday Indicative Value Ticker	JEM.IV	Inception Date	02/01/2008
Bloomberg ETN Keystroke	JEM<EQUITY><GO>	Maturity Date	02/04/2038
Bloomberg Index Ticker	BXIIGEM1	Realized Yield[3]	xx.xx	%

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/jem-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Global Emerging Markets Strategy (GEMS) IndexTM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, Barclays, MSCI Inc., Dow Jones Opco, LLC, and UBS Securities LLC; (xx/xx-xx/xx, unless otherwise specified) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder on such Redemption Date, the holder will receive a cash payment per ETN in an amount equal to the Closing Indicative Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A redemption date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of this series of iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) × Current Index Factor – Current Investor Fee.

Where:
Closing Indicative Value	=	The Closing Indicative Value of the ETNs, determined in the manner described in the pricing supplement relating to the ETNs.

Ex Coupon Indicative Value	=	The Ex Coupon Indicative Value of the ETNs, determined in the manner described in the pricing supplement relating to the ETNs.

Index Roll Date	=	An Index Roll Date as described in the pricing supplement relating to the ETNs.

Current Index Factor	=	The most recent published level of the Index as reported by the index sponsor divided by the closing level of the Index on the immediately preceding index business day.

Current Investor Fee		The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the relevant index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the applicable Closing Indicative Value of times the Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) times (3) the Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index factor on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.
[3]	The realized yield represents the effective year-to-date returns that a noteholder would obtain through coupon payments on the ETNs. The formula is as follows:

Y = (1+TR)/(1+ER) – 1
Where:
Y = year-to-date realized yield

-TR = year-to-date returns of the total returns version of the Barclays Global Emerging Markets Strategy (GEMS) IndexTM -ER = year-to-date return of the excess return version of the Barclays Global Emerging Markets Strategy (GEMS) IndexTM.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Exchange Rate Risk: Because the performance of the underlying index is linked to the exchange rates between the index constituent currencies and the US dollar, the level of the underlying index may be affected by unpredictable changes in currency prices, including as a result of government action. Because some or all of the index constituent currencies do not float freely and are currently either managed or pegged by their respective governments, and the exchange rates of managed and pegged currencies tend to fluctuate significantly less than those of free-floating currencies, there is limited potential for the increase in value of the underlying index.

Emerging Market Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. Investments in emerging market currencies carries the risk of loss from unfavorable fluctuations in currency exchange rates due to economic, social, political, financial and military conditions in the emerging markets. The ETNs may be subject to more volatility than investments outside of emerging markets.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Global Emerging Markets Strategy (GEMS) IndexTM and Barclays Global Emerging Markets Strategy (GEMS) Spot IndexTM are trademarks of Barclays Bank PLC.

[Index Components]	(icon) Print This Page

[Header]

iPath® GEMS IndexTM ETN (JEM)

[Body]

The iPath® GEMS IndexTM ETN is designed to provide investors with exposure to the Barclays Global Emerging Markets Strategy (GEMS) IndexTM.

The Barclays Global Emerging Markets Strategy (GEMS) IndexTM (the “Index”) is designed to provide exposure to the total return on local currencies in specified emerging markets through short-term, liquid and diversified instruments. The Index constituent currencies are the Hungarian forint, Polish zloty, Russian ruble, Turkish lira, South African rand, Argentine peso, Brazilian real, Chilean peso, Colombian peso, Mexican peso, Indian rupee, Indonesia rupiah, South Korean won, Philippine peso, and Thai baht.

Barclays GEMS IndexTM – Index Component Weightings (as of xx/xx/xxxx)

Index Constituent Currencies >	Weight (%)
xxxxx	xxxxx
xxxxx	xxxxx

Source: Barclays

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Exchange Rate Risk: Because the performance of the underlying index is linked to the exchange rates between the index constituent currencies and the US dollar, the level of the underlying index may be affected by unpredictable changes in currency prices, including as a result of government action. Because some or all of the index constituent currencies do not float freely and are currently either managed or pegged by their respective governments, and the exchange rates of managed and pegged currencies tend to fluctuate significantly less than those of free-floating currencies, there is limited potential for the increase in value of the underlying index.

Emerging Market Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. Investments in emerging market currencies carries the risk of loss from unfavorable fluctuations in currency exchange rates due to economic, social, political, financial and military conditions in the emerging markets. The ETNs may be subject to more volatility than investments outside of emerging markets.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Global Emerging Markets Strategy (GEMS) IndexTM and Barclays Global Emerging Markets Strategy (GEMS) Spot IndexTM are trademarks of Barclays Bank PLC.

[ETN Coupon]	(icon) Print This Page

[Header]

iPath® GEMS IndexTM ETN (JEM)

[Body]

The iPath® GEMS IndexTM ETN is designed to provide investors with exposure to the Barclays Global Emerging Markets Strategy (GEMS) IndexTM.

The Barclays Global Emerging Markets Strategy (GEMS) IndexTM (the “Index”) is designed to provide exposure to the total return on local currencies in specified emerging markets through short-term, liquid and diversified instruments. The Index constituent currencies are the Hungarian forint, Polish zloty, Russian ruble, Turkish lira, South African rand, Argentine peso, Brazilian real, Chilean peso, Colombian peso, Mexican peso, Indian rupee, Indonesia rupiah, South Korean won, Philippine peso, and Thai baht.

iPath® GEMS Index ETN – COUPONS (as of xx/xx/xxxx)

Roll Date >	Record Date >	Ex Coupon Date >	Payment Date >	Coupon >
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: Barclays. Subject to change. (as of xx/xx/xxxx).

Coupon payments are calculated and paid in accordance with the terms described in the relevant prospectus. Past performance is not indicative of future results.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Exchange Rate Risk: Because the performance of the underlying index is linked to the exchange rates between the index constituent currencies and the US dollar, the level of the underlying index may be affected by unpredictable changes in currency prices, including as a result of government action. Because some or all of the index constituent currencies do not float freely and are currently either managed or pegged by their respective governments, and the exchange rates of managed and pegged currencies tend to fluctuate significantly less than those of free-floating currencies, there is limited potential for the increase in value of the underlying index.

Emerging Market Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. Investments in emerging market currencies carries the risk of loss from unfavorable fluctuations in currency exchange rates due to economic, social, political, financial and military conditions in the emerging markets. The ETNs may be subject to more volatility than investments outside of emerging markets.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Global Emerging Markets Strategy (GEMS) IndexTM and Barclays Global Emerging Markets Strategy (GEMS) Spot IndexTM are trademarks of Barclays Bank PLC.

END PRODUCT PAGES - JEM

PRODUCT PAGES - PGD

-Currencies-

http://ipathetn.com/product/PGD

[Header]

iPath® Asian & Gulf Currency Revaluation ETN (PGD)

[Body]

The iPath® Asian & Gulf Currency Revaluation ETN is designed to provide investors with exposure to the Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM.

The Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM (the “Index”) is designed to provide exposure to the total return on local currencies in specified emerging Middle Eastern and Asian markets through short-term, liquid and diversified instruments. The Index constituent currencies include the Chinese yuan, the Hong Kong dollar, the Saudi Arabia riyal, the Singapore dollar and the United Arab Emirates dirham.

[Tabs]

Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) IRS Ruling FAQs

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |   Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/PGD-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	PGD	CUSIP	06739H420
Intraday Indicative Value Ticker	PGD.IV	Inception Date	02/05/2008
Bloomberg ETN Keystroke	PGD<EQUITY><GO>	Maturity Date	02/04/2038
Bloomberg Index Ticker	BXIIGEMP	Realized Yield[3]	xx.xx	%

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/pgd-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Dow-Jones UBS Commodity Index Total ReturnSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX

Sources: S&P, Barclays, MSCI Inc., Dow Jones Opco, LLC, and UBS Securities LLC; (xx/xx-xx/xx, unless otherwise specified) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder on such Redemption Date, the holder will receive a cash payment per ETN in an amount equal to the Closing Indicative Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of this series of iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) × Current Index Factor – Current Investor Fee.

Where:

Closing Indicative Value	=	The Closing Indicative Value of the ETNs, determined in the manner described in the pricing supplement relating to the ETNs.

Ex Coupon Indicative Value	=	The Ex Coupon Indicative Value of the ETNs, determined in the manner described in the pricing supplement relating to the ETNs.

Index Roll Date	=	An Index Roll Date as described in the pricing supplement relating to the ETNs.

Current Index Factor	=	The most recent published level of the Index as reported by the index sponsor divided by the closing level of the Index on the immediately preceding index business day.

Current Investor Fee		The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the relevant index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the applicable Closing Indicative Value of times the Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will be equal to (1) the Yearly Fee times (2) the applicable Closing Indicative Value on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) times (3) the Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The Daily Index factor on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.
[3]	The realized yield represents the effective year-to-date returns that a noteholder would obtain through coupon payments on the ETNs. The formula is as follows:

Y = (1+TR)/(1+ER) – 1
Where:
Y = year-to-date realized yield

-TR = year-to-date returns of the total returns version of the Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM -ER = year-to-date return of the excess return version of the Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Exchange Rate Risk: Because the performance of the underlying index is linked to the exchange rates between the index constituent currencies and the US dollar, the level of the underlying index may be affected by unpredictable changes in currency prices, including as a result of government action. Because some or all of the index constituent currencies do not float freely and are currently either managed or pegged by their respective governments, and the exchange rates of managed and pegged currencies tend to fluctuate significantly less than those of free-floating currencies, there is limited potential for the increase in value of the underlying index.

Emerging Market Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. Investments in emerging market currencies carries the risk of loss from unfavorable fluctuations in currency exchange rates due to economic, social, political, financial and military conditions in the emerging markets. The ETNs may be subject to more volatility than investments outside of emerging markets.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM and Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency Spot IndexTM are trademarks of Barclays Bank PLC.

[Index Components]	(icon) Print This Page

[Header]

iPath® Asian & Gulf Currency Revaluation ETN (PGD)

[Body]

The iPath® Asian & Gulf Currency Revaluation ETN is designed to provide investors with exposure to the Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM.

The Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM (the “Index”) is designed to provide exposure to the total return on local currencies in specified emerging Middle Eastern and Asian markets through short-term, liquid and diversified instruments. The Index constituent currencies include the Chinese yuan, the Hong Kong dollar, the Saudi Arabia riyal, the Singapore dollar and the United Arab Emirates dirham.

Barclays GEMS Pegged Currency IndexTM – Index Component Weightings (as of xx/xx/xxxx)

Index Constituent Currencies >	Weight (%)
Chinese yuan	xxxxx
Hong Kong dollar	xxxxx
Saudi Arabia riyal	xxxxx
Singapore dollar	xxxxx
United Arab Emirates dirham	xxxxx

Source: Barclays

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Exchange Rate Risk: Because the performance of the underlying index is linked to the exchange rates between the index constituent currencies and the US dollar, the level of the underlying index may be affected by unpredictable changes in currency prices, including as a result of government action. Because some or all of the index constituent currencies do not float freely and are currently either managed or pegged by their respective governments, and the exchange rates of managed and pegged currencies tend to fluctuate significantly less than those of free-floating currencies, there is limited potential for the increase in value of the underlying index.

Emerging Market Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. Investments in emerging market currencies carries the risk of loss from unfavorable fluctuations in currency exchange rates due to economic, social, political, financial and military conditions in the emerging markets. The ETNs may be subject to more volatility than investments outside of emerging markets.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM and Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency Spot IndexTM are trademarks of Barclays Bank PLC.

[ETN Coupon]	(icon) Print This Page

[Header]

iPath® Asian & Gulf Currency Revaluation ETN (PGD)

[Body]

The iPath® Asian & Gulf Currency Revaluation ETN is designed to provide investors with exposure to the Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM.

The Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM (the “Index”) is designed to provide exposure to the total return on local currencies in specified emerging Middle Eastern and Asian markets through short-term, liquid and diversified instruments. The Index constituent currencies include the Chinese yuan, the Hong Kong dollar, the Saudi Arabia riyal, the Singapore dollar and the United Arab Emirates dirham.

iPath® Asian & Gulf Currency Revaluation ETN – COUPONS (as of xx/xx/xxxx)

Roll Date >	Record Date >	Ex Coupon Date >	Payment Date >	Coupon >
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: Barclays. Subject to change. (as of xx/xx/xxxx)

Coupon payments are calculated and paid in accordance with the terms described in the relevant prospectus. Past performance is not indicative of future results.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Exchange Rate Risk: Because the performance of the underlying index is linked to the exchange rates between the index constituent currencies and the US dollar, the level of the underlying index may be affected by unpredictable changes in currency prices, including as a result of government action. Because some or all of the index constituent currencies do not float freely and are currently either managed or pegged by their respective governments, and the exchange rates of managed and pegged currencies tend to fluctuate significantly less than those of free-floating currencies, there is limited potential for the increase in value of the underlying index.

Emerging Market Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. Investments in emerging market currencies carries the risk of loss from unfavorable fluctuations in currency exchange rates due to economic, social, political, financial and military conditions in the emerging markets. The ETNs may be subject to more volatility than investments outside of emerging markets.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM and Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency Spot IndexTM are trademarks of Barclays Bank PLC.

END PRODUCT PAGES - PGD

PRODUCT PAGES - INP

-Emerging Markets-

http://www.ipathetn.com/product/INP

[Header]

iPath® MSCI India Index ETN (INP)

[Body]

The iPath® MSCI India Index ETN is designed to provide investors with exposure to the MSCI India Total Return Index.

The MSCI India Total Return Index (the “Index”) is a free-float-adjusted market capitalization Index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to target approximately 85% of the free-float-adjusted market capitalization of equity securities by industry group within India.

[Tabs]

Overview | Index Components | Sector Weightings	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |   Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/INP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	INP	CUSIP	06739F291
Intraday Indicative Value Ticker	INP.IV	Inception Date	12/19/2006
Bloomberg ETN Keystroke	INP<EQUITY><GO>	Maturity Date	12/18/2036
Bloomberg Index Ticker	NDEUSIA

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/inp-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
MSCI India Total Return IndexSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: MSCI Inc., S&P, Barclays, BlackRock. Based on monthly returns, calculated for time period of xx/xx-xx/xx.

Investor Fee/Yearly Fee

The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the inception date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the Principal Amount of the ETNs times (3) the Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing level of the Index on that day divided by the Initial Index Level. The Initial Index Level is the value of the Index on the inception date.

Holders of the ETNs may redeem at least 50,000 iPath® MSCI India Index ETNs on any Redemption Date during the term of the ETNs directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A Redemption Charge equal to 0.00125% times the Daily Redemption Value will apply. The Redemption Charge is a one-time charge imposed upon Early Redemption and is intended to allow the issuer to recoup brokerage and other transaction costs incurred in connection with Early Redemption.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder on such Redemption Date, the holder will receive a cash payment in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the Index Factor on the applicable Valuation Date minus (3) the Investor Fee on the applicable Valuation Date minus (4) the Redemption Charge. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of this series of iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying the ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page[1] (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads or the applicable Redemption Charge. Published Index levels from the relevant index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the inception date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the Principal Amount of the ETNs times (3) the Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing level of the Index on that day divided by the Initial Index Level. The Initial Index Level is the value of the Index on the inception date.
²

Holders of the ETNs may redeem at least 50,000 iPath® MSCI India Index ETNs on any Redemption Date during the term of the ETNs directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A Redemption Charge equal to 0.00125% times the Daily Redemption Value will apply. The Redemption Charge is a one-time charge imposed upon Early Redemption and is intended to allow the issuer to recoup brokerage and other transaction costs incurred in connection with Early Redemption. The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 iPath ETNs, applicable to all holders, at the time the reduction becomes effective

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the Indian and global stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Emerging Market Risk: The index tracks investments in an emerging market, which carries the risk of capital loss from unfavorable fluctuation in currency values, differences in generally accepted accounting principles, lower trading volumes, and economic or political instability. ETNs linked to the index may be subject to more volatility than investments outside of emerging markets.

Concentration Risk: Because the ETNs are a concentrated investment in a single country, the ETNs may be more volatile than other investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® MSCI India Index ETN (INP)

[Body]

The iPath® MSCI India Index ETN is designed to provide investors with exposure to the MSCI India Total Return Index.

The MSCI India Total Return Index (the “Index”) is a free-float-adjusted market capitalization Index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to target approximately 85% of the free-float-adjusted market capitalization of equity securities by industry group within India.

iPath® MSCI India IndexSM ETN - COMPONENTS (as of xx/xx/xxxx)

Top Ten Index Constituents >	Float Adj. (%)	Sector >
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change. (as of xx/xx/xxx)

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the Indian and global stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Emerging Market Risk: The index tracks investments in an emerging market, which carries the risk of capital loss from unfavorable fluctuation in currency values, differences in generally accepted accounting principles, lower trading volumes, and economic or political instability. ETNs linked to the index may be subject to more volatility than investments outside of emerging markets.

Concentration Risk: Because the ETNs are a concentrated investment in a single country, the ETNs may be more volatile than other investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® MSCI India Index ETN (INP)

[Body]

The iPath® MSCI India Index ETN is designed to provide investors with exposure to the MSCI India Total Return Index.

The MSCI India Total Return IndexSM (the “Index”) is a free-float-adjusted market capitalization Index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to target approximately 85% of the free-float-adjusted market capitalization of equity securities by industry group within India.

(Pie Chart)

Source: MSCI Subject to change. (as of xx/xx/xxx)

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the Indian and global stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Emerging Market Risk: The index tracks investments in an emerging market, which carries the risk of capital loss from unfavorable fluctuation in currency values, differences in generally accepted accounting principles, lower trading volumes, and economic or political instability. ETNs linked to the index may be subject to more volatility than investments outside of emerging markets.

Concentration Risk: Because the ETNs are a concentrated investment in a single country, the ETNs may be more volatile than other investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

END PRODUCT PAGES - INP

PRODUCT PAGES - GRN

-Alternatives-

http://ipathetn.com/product/GRN

[Header]

iPath® Global Carbon ETN (GRN)

[Body]

The iPath® Global Carbon ETN is designed to provide investors with exposure to the Barclays Global Carbon Index Total Return™.

The Barclays Global Carbon Index Total ReturnTM (the “Index”) is designed to measure the performance of the most liquid carbon-related credit plans. Each carbon-related credit plan included in the Index is represented by the most liquid instrument available in the marketplace. The Index expects to incorporate new carbon-related credit plans as they develop around the world.

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Overview | Sector Weightings	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/GRN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	GRN	CUSIP	06739H164
Intraday Indicative Value Ticker	GRN.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	GRN<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	BXIIGCUT

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/grn-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Global Carbon Index Total Return™	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: MSCI Inc., Barclays, Dow Jones Opco, LLC, UBS Securities LLC, S&P, Russell, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the Index Factor on the applicable Valuation Date minus (3) the Investor Fee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of this series of iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation:

Indicative Value = Principal Amount per ETN ×	(	Current Index Level	)	- Current Investor Fee
Initial Index Level

Where:

Principal Amount per ETN	=	$50

Current Index Level	=	The most recent published level of the Index underlying this series of iPath ETNs, as reported by the relevant index sponsor.

Initial Index Level	=	The level of the Index underlying this series of ETNs on the inception date.

Current Investor Fee	=	The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page¹ (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing level of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing level of the Index underlying the ETNs on the Inception Date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to a decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Carbon Market Risk: Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the underlying index and, therefore, the value of your ETNs. Cap & trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in greenhouse gas emissions and the onset of global warming. Accordingly, changes in regulation and enforcement of cap & trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Global Carbon ETN (GRN)

[Body]

The iPath® Global Carbon ETN is designed to provide investors with exposure to the Barclays Global Carbon Index Total ReturnTM.

The Barclays Global Carbon Index Total ReturnTM (the “Index”) is designed to measure the performance of the most liquid carbon-related credit plans. Each carbon-related credit plan included in the Index is represented by the most liquid instrument available in the marketplace. The Index expects to incorporate new carbon-related credit plans as they develop around the world.

(Pie Chart)

Source: Barclays. (as of xx/xx/xxxx)

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to a decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Carbon Market Risk: Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the underlying index and, therefore, the value of your ETNs. Cap & trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in greenhouse gas emissions and the onset of global warming. Accordingly, changes in regulation and enforcement of cap & trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC.

END PRODUCT PAGES - GRN

PRODUCT PAGES - XXV

- Alternatives-

http://ipathetn.com/product/XXV

[Header]

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

[Body]

The iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN is designed to provide investors with inverse exposure to the S&P 500 VIX Short-Term Futures™ Index Excess Return.

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. The Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® at various points along the volatility forward curve.

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Overview | Dollar Weights	(icon) Print this Page

Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Volatility ETNs

(icon) Basics of VIX Futures ETNs

(icon) Premiums and Discounts

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(icon) IV/Index History

(icon) Indicative Value Information

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Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Participation		x.xx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/XXV-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	XXV	Automatic Termination Level	$10.00 per ETN
Intraday Indicative Value Ticker	XXV.IV	CUSIP	06740L592
Participation Ticker	XXVPT.NV	Inception Date	07/16/2010
Bloomberg ETN Keystroke	XXV<EQUITY><GO>	Maturity Date	07/17/2020
Bloomberg Index Ticker	SPVXSP

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/xxv-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Short-Term Futures™ Index ER	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Participation

The “participation” of the ETNs, which is intended to approximate the ratio of (1) the value of the notional exposure per ETN to the performance of the underlying Index relative to (2) the value of each ETN, will be calculated and published as soon as reasonably practicable at the end of each Valuation Date by NYSE Arca or a successor under the ticker symbol listed in the table above. As is described in detail in the relevant prospectus, the “participation” will be calculated according to the following equation:

Participation	=	Short Index Amount
Closing Indicative Note Value

Where:

Short Index Amount	=	The Short Index Amount, calculated in the manner described in the applicable prospectus.

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs, calculated in the manner described in the applicable prospectus.

By calculating the participation in this manner, participation also serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the iPath ETNs on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Optional Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event2. If the ETNs are redeemed by the holder, on such Optional Redemption Date the holder will receive a cash payment per ETN in an amount equal to the Closing Indicative Note Value of the ETN on the applicable Valuation Date minus the Redemption Charge3. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Optional Redemption Date.

An Optional Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Optional Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each trading day from the Initial Valuation Date to the Final Valuation Date, subject to postponement as a result of market disruption events, such postponement, not to exceed five business days.

Indicative Value

An “intraday indicative note value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published every 15 seconds during each Valuation Date by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value per ETN, on any Valuation Date, as determined based on the following equation:

Intraday Indicative Note Value	=	Principal Amount per ETN + Intraday Inverse Index Performance Amount + Accrued Interest – Accrued Fees; (provided that if such calculation results in a negative value, the Intraday Indicative Note Value will be $0)

Where:

Principal Amount per ETN	=	$20

Intraday Inverse Index Performance Amount	=	The Intraday Inverse Index Performance Amount of the ETNs as described in the applicable prospectus.

Accrued Interest	=	The Accrued Interest of the ETNs on the previous calendar day as described in the applicable prospectus

Accrued Fees	=	The Accrued Fees of the ETNs on the previous calendar day as described in the applicable prospectus.

The intraday indicative note value calculation will be used to determine whether an Automatic Termination Event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Accrued Fees and the Accrued Interest on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the interest or fees that may have accrued over the course of such trading day. Published Index levels from S&P may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The Accrued Fees for the ETNs on the initial valuation date was zero. On each subsequent calendar day until maturity or redemption, the Accrued Fees per ETN will equal (1) the Accrued Fees on the immediately preceding calendar day plus (2) the product of (i) the Closing Indicative Note Value on the immediately preceding Valuation Date times (ii) the Yearly Fee Rate divided by (iii) 365. Because the Accrued Fees are calculated and subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Accrued Fees accumulates over time and is subtracted at a rate equal to the Yearly Fee Rate.
[2]

Barclays Bank PLC will automatically redeem the ETNs (in whole only, but not in part) if, on any Valuation Date prior to or on the Final Valuation Date, the intraday indicative note value per ETN is less than or equal to $10.00 per each ETN. Before investing in the ETN, investors should read in full the pricing supplement for the ETNs, available through visiting www.iPathETN.com.

[2]

Holders of the ETNs may redeem at least 50,000 of these ETNs on any Optional Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A Redemption Charge of 0.05% times the Closing Indicative Note Value on the applicable Valuation Date will apply. The Redemption Charge is a one-time charge imposed upon Early Redemption and is intended to allow the issuer to recoup brokerage and other transaction costs in connection with Early Redemption. The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 iPath ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to an increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of

Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

The Performance of the Underlying Index is Unpredictable: An investment in the ETNs linked to the inverse performance of the index is subject to risks associated with fluctuations, particularly an increase, in the performance of the index. Because the performance of the index is linked to the inverse performance of futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the Inverse of the VIX Index: The value of your ETNs will be linked to the inverse performance of the underlying index, and your ability to benefit inversely from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from decreases in the level of the VIX Index because such decreases will not necessarily cause the level of VIX Index futures to decrease. Accordingly, a hypothetical investment that was linked directly to the inverse performance of the VIX Index could generate a higher return than your ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return” and “S&P 500 VIX Short-Term Futures™”are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “VIX®” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

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[Header]

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

[Body]

The iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN is designed to provide investors with inverse exposure to the S&P 500 VIX Short-Term Futures™ Index Excess Return.

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. The Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® at various points along the volatility forward curve.

(Pie Chart)

Source: S&P as of xx/xx/xxxx

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to an increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

The Performance of the Underlying Index is Unpredictable: An investment in the ETNs linked to the inverse performance of the index is subject to risks associated with fluctuations, particularly an increase, in the performance of the index. Because the performance of the index is linked to the inverse performance of futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the Inverse of the VIX Index: The value of your ETNs will be linked to the inverse performance of the underlying index, and your ability to benefit inversely from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from decreases in the level of the VIX Index because such decreases will not necessarily cause the level of VIX Index futures to decrease. Accordingly, a hypothetical investment that was linked directly to the inverse performance of the VIX Index could generate a higher return than your ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return” and “S&P 500 VIX Short-Term Futures™”are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “VIX®” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

END PRODUCT PAGES - XXV

PRODUCT PAGES - IVOP

-Alternatives-

http://ipathetn.com/product/IVOP

[Header]

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

[Body]

The iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) is designed to provide investors with inverse exposure to the S&P 500 VIX Short-Term Futures™ Index Excess Return.

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. The Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® at various points along the volatility forward curve.

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Overview | Dollar Weights	(icon) Print this Page

Related Resources

(icon) Prospectus

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(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information (jump link)

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Participation		x.xx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/IVOP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	IVOP	Automatic Termination Level	$10.00 per ETN
Intraday Indicative Value Ticker	IVOP.IV	CUSIP	06741K486
Participation Ticker	IVOP.PTNV	Inception Date	09/16/2011
Bloomberg ETN Keystroke	IVOP<EQUITY><GO>	Maturity Date	09/20/2021
Bloomberg Index Ticker	SPVXSP

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/ivop-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Short-Term Futures™ Index ER	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Participation

The “participation” of the ETNs, which is intended to approximate the ratio of (1) the value of the notional exposure per ETN to the performance of the underlying Index relative to (2) the value of each ETN, will be calculated and published as soon as reasonably practicable at the end of each Valuation Date by NYSE Arca or a successor under the ticker symbol listed in the table above. As is described in detail in the relevant prospectus, the “participation” will be calculated according to the following equation:

Participation	=	Short Index Amount
Closing Indicative Note Value

Where:

Short Index Amount	=	The Short Index Amount, calculated in the manner described in the applicable prospectus.

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs, calculated in the manner described in the applicable prospectus.

By calculating the participation in this manner, participation also serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the iPath ETNs on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event2. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Closing Indicative Note Value on the applicable Valuation Date minus the Redemption Charge3. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An “intraday indicative note value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published every 15 seconds during each Valuation Date by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value per ETN, on any Calculation Date, as determined based on the following equation:

Intraday Indicative Note Value	=

Principal Amount per ETN + Intraday Inverse Index Performance Amount + Accrued Interest – Accrued Fees; (provided that if such calculation results in a negative value, the Intraday Indicative Note Value will be $0)

Where:

Principal Amount per ETN	=	$20

Intraday Inverse Index Performance Amount	=	The Intraday Inverse Index Performance Amount of the ETNs as described in the applicable prospectus.

Accrued Interest	=	The Accrued Interest of the ETNs on the previous calendar day as described in the applicable prospectus

Accrued Fees	=	The Accrued Fees of the ETNs on the previous calendar day as described in the applicable prospectus.

The intraday indicative note value calculation will be used to determine whether an Automatic Termination Event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Accrued Fees and the Accrued Interest on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the interest or fees that may have accrued over the course of such trading day. Published Index levels from S&P may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

[1]

The Accrued Fees for the ETNs on the initial valuation date was zero. On each subsequent calendar day until maturity or redemption, the Accrued Fees per ETN will equal (1) the Accrued Fees on the immediately preceding calendar day plus (2) the product of (i) the Closing Indicative Note Value on the immediately preceding Valuation Date times (ii) the Yearly Fee Rate divided by (iii) 365. Because the Accrued Fees are calculated and subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Accrued Fees accumulates over time and is subtracted at a rate equal to the Yearly Fee Rate.

[2]

Barclays Bank PLC will automatically redeem the ETNs (in whole only, but not in part) if, on any Valuation Date prior to or on the Final Valuation Date, the intraday indicative note value per ETN is less than or equal to $10.00 per each ETN. Before investing in the ETN, investors should read in full the pricing supplement for the ETNs, available through visiting www.iPathETN.com.

[3]

Holders of the ETNs may redeem at least 50,000 of these ETNs on any Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A Redemption Charge of 0.05% times the Closing Indicative Note Value on the applicable Valuation Date will apply. The Redemption Charge is a one-time charge imposed upon Early Redemption and is intended to allow the issuer to recoup brokerage and other transaction costs in connection with Early Redemption. The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 iPath ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to an increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

The Performance of the Underlying Index is Unpredictable: An investment in the ETNs linked to the inverse performance of the index is subject to risks associated with fluctuations, particularly an increase, in the performance of the index. Because the performance of the index is linked to the inverse performance of futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the Inverse of the VIX Index: The value of your ETNs will be linked to the inverse performance of the underlying index, and your ability to benefit inversely from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from decreases in the level of the VIX Index because such decreases will not necessarily cause the level of VIX Index futures to decrease. Accordingly, a hypothetical investment that was linked directly to the inverse performance of the VIX Index could generate a higher return than your ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return” and “S&P 500 VIX Short-Term Futures™”are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “VIX®” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

[Dollar Weights Tab]	(icon) Print This Page

[Header]

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

[Body]

The iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) is designed to provide investors with inverse exposure to the S&P 500 VIX Short-Term Futures™ Index Excess Return.

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. The Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® at various points along the volatility forward curve.

(Pie Chart)

Source: S&P (as of xx/xx/xxxx)

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to an increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

The Performance of the Underlying Index is Unpredictable: An investment in the ETNs linked to the inverse performance of the index is subject to risks associated with fluctuations, particularly an increase, in the performance of the index. Because the performance of the index is linked to the inverse performance of futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the Inverse of the VIX Index: The value of your ETNs will be linked to the inverse performance of the underlying index, and your ability to benefit inversely from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from decreases in the level of the VIX Index because such decreases will not necessarily cause the level of VIX Index futures to decrease. Accordingly, a hypothetical investment that was linked directly to the inverse performance of the VIX Index could generate a higher return than your ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return” and “S&P 500 VIX Short-Term Futures™”are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “VIX®” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

END PRODUCT PAGES - IVOP

PRODUCT PAGES - XVZ

-Alternatives-

http://ipathetn.com/product/XVZ

[Header]

iPath® S&P 500 Dynamic VIX ETN (XVZ)

[Body]

The iPath® S&P 500 Dynamic VIX ETN is designed to provide investors with exposure to the S&P 500® Dynamic VIX Futures™ Total Return Index.

The S&P 500® Dynamic VIX Futures™ Total Return Index (the “Index”) is designed to dynamically allocate between the S&P 500® VIX Short-Term Futures™ Index Excess Return and the S&P 500® VIX Mid-Term Futures™ Index Excess Return by monitoring the steepness of the implied volatility curve. The Index seeks to react positively to overall increases in market volatility and aims to lower the roll cost of investments linked to future implied volatility.

[Tabs]

Overview | Index Composition	(icon) Print this Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of VIX Futures ETNs

(icon) iPath Splits and Reverse Splits FAQs

(icon) iPath Volatility ETNs

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/xvz-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.95	%¹
Ticker	XVZ	CUSIP	06741L609
Intraday Indicative Value Ticker	XVZ.IV	Inception Date	08/17/2011
Bloomberg ETN Keystroke	XVZ<EQUITY><GO>	Maturity Date	08/18/2021
Bloomberg Index Ticker	SPDVIXTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/xvz-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
S&P 500 Dynamic VIX Futures™ Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, MSCI Inc., Barclays (xx/xx-xx/xx) based on weekly returns.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder on such Redemption Date, the holder will receive a cash payment per ETN equal to the Closing Indicative Value on the applicable Valuation Date, minus the Redemption Charge2. A holder must redeem at least 50,000 iPath ETNs of the same series at one time in order to exercise the right to redeem the ETNs on any Redemption.

A Redemption Date is the third business day following each valuation date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each index business day from the Initial Valuation Date to the Final Valuation Date, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated by NYSE Euronext and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Index Factor – Current Investor Fee

Where:

Closing Indicative Value	=	The Closing Indicative Value of the ETNs calculated in the manner described in the applicable prospectus.

Current Index Factor	=	The most recent published level of the Index as reported by the index sponsor / the closing level of the Index on the immediately preceding index business day.

Current Investor Fee	=	The most recent daily calculation of the Investor Fee with respect to the ETNs, determined as described in the applicable prospectus (which, during any trading day, will be the Investor Fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee is the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the inception equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will be equal to (1) the Yearly Fee times (2) the Closing Indicative Value on the immediately preceding calendar day times (3) the Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the Investor Fee is calculated and subtracted from the Closing Indicative Value on a daily basis, the net effect of the fee accumulates over time and is subtracted at a Rate equal to the Yearly Fee Rate.

[2]

Holders of the ETNs may redeem at least 50,000 of these ETNs on any Redemption Date during the term of the ETNs directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A Redemption Charge of 0.05% times the Closing Indicative Value on the applicable Valuation Date will apply. The Redemption Charge is a one-time charge imposed upon Early Redemption and is intended to allow the issuer to recoup brokerage and other transaction costs in connection with Early Redemption. The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 iPath ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to a decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Performance of the Underlying Index is Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Dynamic Allocation of Underlying Index: The value of the underlying index will depend upon the success of such index in dynamically allocating between the short-term and mid-term volatility futures components. The allocation of such index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, such index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®”, “VIX®” and “BuyWrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance.

[Index Composition Tab]	(icon) Print This Page

[Header]

iPath® S&P 500 Dynamic VIX ETN (XVZ)

[Body]

The iPath® S&P 500 Dynamic VIX ETN is designed to provide investors with exposure to the S&P 500® Dynamic VIX Futures™ Total Return Index.

The S&P 500® Dynamic VIX Futures™ Total Return Index (the “Index”) is designed to dynamically allocate between the S&P 500® VIX Short-Term Futures™ Index Excess Return and the S&P 500® VIX Mid-Term Futures™ Index Excess Return by monitoring the steepness of the implied volatility curve. The Index seeks to react positively to overall increases in market volatility and aims to lower the roll cost of investments linked to future implied volatility.

(Bar Chart)

Source: S&P (as of xx/xx.xxxx)

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to a decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Performance of the Underlying Index is Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500®and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Dynamic Allocation of Underlying Index: The value of the underlying index will depend upon the success of such index in dynamically allocating between the short-term and mid-term volatility futures components. The allocation of such index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, such index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®”, “VIX®” and “BuyWrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance.

END PRODUCT PAGES - XVZ

PRODUCT PAGES - VXX

-Alternatives-

http://ipathetn.com/product/VXX

[Header]

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

[Body]

The iPath® S&P 500 VIX Short-Term Futures™ ETN is designed to provide investors with exposure to the S&P 500 VIX Short-Term Futures™ Index Total Return.

The S&P 500 VIX Short-Term Futures™ Index Total Return (the “Index”) is designed to provide access to equity market volatility through CBOE Volatility Index® futures. The Index offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects the implied volatility of the S&P 500® at various points along the volatility forward curve.

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Overview | Dollar Weights	(icon) Print this Page

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) iPath Volatility ETNs

(icon) Basics of VIX Futures ETNs

(icon) iPath Splits and Reverse Splits FAQs

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/VIX-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	VXX	CUSIP	06740C261
Intraday Indicative Value Ticker	VXX.IV	Inception Date	01/29/2009
Bloomberg ETN Keystroke	VXX<EQUITY><GO>	Maturity Date	01/30/2019
Bloomberg Index Ticker	SPVXSTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/vxx-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Short-Term FuturesTM Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder on such Redemption Date, the holder will receive a cash payment per ETN equal to the Closing Indicative Value on the applicable Valuation Date, minus the Redemption Charge2. A holder must redeem at least 25,000 iPath ETNs of the same series at one time in order to exercise the right to redeem the ETNs on any Redemption.

A Redemption Date is the third business day following each valuation date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each index business day from the Initial Valuation Date to the Final Valuation Date, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value	=	Closing Indicative Value on the immediately preceding calendar day × Current Index Factor – Current Investor Fee

Where:

Closing Indicative Value	=	The Closing Indicative Value of the ETNs calculated in the manner described in the applicable prospectus.

Current Index Factor	=	The most recent published level of the Index as reported by the index sponsor / the closing level of the Index on the immediately preceding index business day.

Current Investor Fee	=	The most recent daily calculation of the Investor Fee with respect to the ETNs, determined as described in the applicable prospectus (which, during any trading day, will be the Investor Fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the inception equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will be equal to (1) the Yearly Fee times (2) the Closing Indicative Value on the immediately preceding calendar day times (3) the Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the Investor Fee is calculated and subtracted from the Closing Indicative Value on a daily basis, the net effect of the fee accumulates over time and is subtracted at a Rate equal to the Yearly Fee Rate.
[2]

Holders of the ETNs may redeem at least 25,000 of these ETNs on any Redemption Date during the term of the ETNs directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A Redemption Charge of 0.05% times the Closing Indicative Value on the applicable Valuation Date will apply. The Redemption Charge is a one-time charge imposed upon Early Redemption and is intended to allow the issuer to recoup brokerage and other transaction costs in connection with Early Redemption. The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 25,000 iPath ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to a decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return” and “S&P 500 VIX Short-Term Futures™”are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “VIX®” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

[Dollar Weights Tab]	(icon) Print This Page

[Header]

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

[Body]

The iPath® S&P 500 VIX Short-Term Futures™ ETN is designed to provide investors with exposure to the S&P 500 VIX Short-Term Futures™ Index Total Return.

The S&P 500 VIX Short-Term Futures™ Index Total Return (the “Index”) is designed to provide access to equity market volatility through CBOE Volatility Index® futures. The Index offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects the implied volatility of the S&P 500® at various points along the volatility forward curve.

(Pie Chart)

Source: S&P (as of xx/xx/xxxx)

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to a decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500TM”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The ETNs are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of either index to track market performance.

END PRODUCT PAGES - VXX

PRODUCT PAGES - VXZ

-Alternatives-

http://ipathetn.com/product/VXZ

[Header]

iPath® S&P 500 VIX Mid-Terms Futures™ ETN (VXZ)

[Body]

The iPath® S&P 500 VIX Mid-Term Futures™ ETN is designed to provide investors with exposure to the S&P 500 VIX Mid-Term Futures™ Index Total Return.

The S&P 500 VIX Mid-Term Futures™ Index Total Return (the “Index”) is designed to provide access to equity market volatility through CBOE Volatility Index® futures. The Index offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® at various points along the volatility forward curve.

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Overview | Dollar Weights	(icon) Print this Page

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(icon) Prospectus

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(icon) Basics of VIX Futures ETNs

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(icon) Premiums and Discounts

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(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/VXZ-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	VXZ	CUSIP	06740C519
Intraday Indicative Value Ticker	VXZ.IV	Inception Date	01/29/2009
Bloomberg ETN Keystroke	VXZ<EQUITY><GO>	Maturity Date	01/30/2019
Bloomberg Index Ticker	SPVXMTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/vxz-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Mid-Term FuturesTM Index TR	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder on such Redemption Date, the holder will receive a cash payment per ETN equal to the Closing Indicative Value on the applicable Valuation Date, minus the Redemption Charge2. A holder must redeem at least 25,000 iPath ETNs of the same series at one time in order to exercise the right to redeem the ETNs on any Redemption.

A Redemption Date is the third business day following each valuation date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each index business day from the Initial Valuation Date to the Final Valuation Date, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Index Factor – Current Investor Fee

Where:

Closing Indicative Value	=	The Closing Indicative Value of the ETNs calculated in the manner described in the applicable prospectus.

Current Index Factor	=	The most recent published level of the Index as reported by the index sponsor / the closing level of the Index on the immediately preceding index business day.

Current Investor Fee	=	The most recent daily calculation of the Investor Fee with respect to the ETNs, determined as described in the applicable prospectus (which, during any trading day, will be the Investor Fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the indicative value of the iPath ETNs. The actual trading price of the iPath ETNs may be different from their indicative value.

¹	The Investor Fee is the Yearly Fee times the applicable Closing Indicative Value times the applicable Daily Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the inception equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will be equal to (1) the Yearly Fee times (2) the Closing Indicative Value on the immediately preceding calendar day times (3) the Daily Index Factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the Investor Fee is calculated and subtracted from the Closing Indicative Value on a daily basis, the net effect of the fee accumulates over time and is subtracted at a Rate equal to the Yearly Fee Rate.
[3]

Holders of the ETNs may redeem at least 25,000 of these ETNs on any Redemption Date during the term of the ETNs directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A Redemption Charge of 0.05% times the Closing Indicative Value on the applicable Valuation Date will apply. The Redemption Charge is a one-time charge imposed upon Early Redemption and is intended to allow the issuer to recoup brokerage and other transaction costs in connection with Early Redemption. The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 25,000 iPath ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to a decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return” and “S&P 500 VIX Mid-Term Futures™”are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “VIX®” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

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iPath® S&P 500 VIX Mid-Terms Futures™ ETN (VXZ)

[Body]

The iPath® S&P 500 VIX Mid-Term Futures™ ETN is designed to provide investors with exposure to the S&P 500 VIX Mid-Term Futures™ Index Total Return.

The S&P 500 VIX Mid-Term Futures™ Index Total Return (the “Index”) is designed to provide access to equity market volatility through CBOE Volatility Index® futures. The Index offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® at various points along the volatility forward curve.

(Pie Chart)

Source: S&P (as of xx/xx/xxxx)

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to a decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return” and “S&P 500 VIX Mid-Term Futures™”are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “VIX®” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

END PRODUCT PAGES – VXZ

PRODUCT PAGES - STPP

-Fixed Income-

http://ipathetn.com/product/STPP

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iPath® US Treasury Steepener ETN (STPP)

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The iPath® US Treasury Steepener ETN is designed to provide investors with exposure to the Barclays US Treasury 2Y/10Y Yield Curve IndexTM.

The Barclays US Treasury 2Y/10Y Yield Curve IndexTM (the “Index”) employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the Index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the Index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

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Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

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(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/STPP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	STPP	Index Multiplier[2]	$0.10
Intraday Indicative Value Ticker	STPP.IV	CUSIP	06740L477
Bloomberg ETN Keystroke	STPP<EQUITY><GO>	Inception Date	08/09/2010
Bloomberg Index Ticker	BXIIUSTP	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/stpp-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, ETNs may be redeemed by the holder on any Early Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Early Redemption Date the holder will receive a cash payment per ETN equal to the Closing Indicative Note Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Early Redemption Date.

An Early Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Early Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day during from the Initial Valuation Date to the Final Valuation date inclusive, subject to postponement due to the occurrence of a note market disruption event, such postponement not to exceed five trading days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by NYSE Arca on each trading day under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Note Value	=	(1) the Closing Indicative Note Value on the calendar day immediately preceding such trading day + (2) the then current Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where, for the purposes of calculating the intraday indicative note value:

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs calculated in the manner described in the applicable prospectus.

Intraday Index Performance Amount	=	(1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day; and

Index Multiplier	=	The Index Multiplier as described in the applicable prospectus.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily Investor Fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of these iPath ETNs. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee on the inception date of the ETNs equaled zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the Investor Fee for each ETN will equal (1) the Closing Indicative Note Value of the ETNs on the immediately preceding calendar day times (2) the Fee Rate , divided by (3) 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, an Index Rolling Cost of $0.01 will be charged and deducted from the Closing Indicative Note Value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the Index Multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the Index Multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Slope of the U.S. Treasury Yield Curve May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is linked to the performance of the underlying index, which corresponds to changes in the underlying U.S. Treasury yield curve. Changes in the underlying U.S. Treasury yield curve are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury yield curve to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Yield Curve: Reasons why this might occur include: market prices for underlying U.S. Treasury bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury yield curve; the index calculation methodology uses approximation; and the underlying U.S. Treasury bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM” is a trademark of Barclays Bank PLC.

[Index Composition Tab]	(icon) Print This Page

[Header]

iPath® US Treasury Steepener ETN (STPP)

[Body]

The iPath® US Treasury Steepener ETN is designed to provide investors with exposure to the Barclays US Treasury 2Y/10Y Yield Curve IndexTM.

The Barclays US Treasury 2Y/10Y Yield Curve IndexTM (the “Index”) employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the Index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the Index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

As of Mmmm dd, yyyy (Pie Chart)

Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclay. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Slope of the U.S. Treasury Yield Curve May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is linked to the performance of the underlying index, which corresponds to changes in the underlying U.S. Treasury yield curve. Changes in the underlying U.S. Treasury yield curve are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury yield curve to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Yield Curve: Reasons why this might occur include: market prices for underlying U.S. Treasury bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury yield curve; the index calculation methodology uses approximation; and the underlying U.S. Treasury bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM” is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - STPP

PRODUCT PAGES - FLAT

-Fixed Income-

http://ipathetn.com/product/FLAT

[Header]

iPath® US Treasury Flattener ETN (FLAT)

[Body]

The iPath® US Treasury Flattener ETN is designed to provide investors with inverse exposure to the Barclays US Treasury 2Y/10Y Yield Curve IndexTM.

The Barclays US Treasury 2Y/10Y Yield Curve IndexTM (the “Index”) employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the Index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the Index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

[Tabs]

Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of Yield Curve Strategies

(icon) Targeted Access to the US Treasury Yield Curve

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/FLAT-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee		0.75	%¹
Ticker	FLAT	Index Multiplier[2]	-$	0.10
Intraday Indicative Value Ticker	FLAT.IV	CUSIP		06740L485
Bloomberg ETN Keystroke	FLAT<EQUITY><GO>	Inception Date		08/09/2010
Bloomberg Index Ticker	BXIIUSTP	Maturity Date		08/13/2020

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/flat-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (as of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, ETNs may be redeemed by the holder on any Early Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Early Redemption Date the holder will receive a cash payment per ETN equal to the Closing Indicative Note Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Early Redemption Date.

An Early Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Early Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day during from the Initial Valuation Date to the Final Valuation date inclusive, subject to postponement due to the occurrence of a note market disruption event, such postponement not to exceed five trading days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by NYSE Arca on each trading day under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Note Value	=	(1) the Closing Indicative Note Value on the calendar day immediately preceding such trading day + (2) the then current Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where, for the purposes of calculating the intraday indicative note value:

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs calculated in the manner described in the applicable prospectus.

Intraday Index Performance Amount	=	(1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day; and

Index Multiplier	=	The Index Multiplier as described in the applicable prospectus.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily Investor Fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of these iPath ETNs. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee on the inception date of the ETNs equaled zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the Investor Fee for each ETN will equal (1) the Closing Indicative Note Value of the ETNs on the immediately preceding calendar day times (2) the Fee Rate , divided by (3) 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, an Index Rolling Cost of $0.01 will be charged and deducted from the Closing Indicative Note Value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the Index Multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the Index Multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Slope of the U.S. Treasury Yield Curve May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is inversely linked to the performance of the underlying index, which inversely corresponds to changes in the underlying U.S. Treasury yield curve. Changes in the underlying U.S. Treasury yield curve are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury yield curve to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Yield Curve: Reasons why this might occur include: market prices for underlying U.S. Treasury bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury yield curve; the index calculation methodology uses approximation; and the underlying U.S. Treasury bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust and invert the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM” is a trademark of Barclays Bank PLC.

[Index Composition Tab]	(icon) Print This Page

[Header]

iPath® US Treasury Flattener ETN (FLAT)

[Body]

The iPath® US Treasury Flattener ETN is designed to provide investors with inverse exposure to the Barclays US Treasury 2Y/10Y Yield Curve IndexTM.

The Barclays US Treasury 2Y/10Y Yield Curve IndexTM (the “Index”) employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the Index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the Index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

As of Mmmm dd, yyyy (Pie Chart)

Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Slope of the U.S. Treasury Yield Curve May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is inversely linked to the performance of the underlying index, which inversely corresponds to changes in the underlying U.S. Treasury yield curve. Changes in the underlying U.S. Treasury yield curve are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury yield curve to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Yield Curve: Reasons why this might occur include: market prices for underlying U.S. Treasury bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury yield curve; the index calculation methodology uses approximation; and the underlying U.S. Treasury bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust and invert the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM” is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - FLAT

PRODUCT PAGES - DTUL

-Fixed Income-

http://ipathetn.com/product/DTUL

[Header]

iPath® US Treasury 2-year Bull ETN (DTUL)

[Body]

The iPath® US Treasury 2-year Bull ETN is designed to provide investors with exposure to the Barclays 2Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 2Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 2-year Treasury note yields and to increase in response to a decrease in 2-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 2-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 2-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

[Tabs]

Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of Yield Curve Strategies

(icon) Targeted Access to the US Treasury Yield Curve

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DTUL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	DTUL	Index Multiplier[2]	$0.10
Intraday Indicative Value Ticker	DTUL.IV	CUSIP	06740L469
Bloomberg ETN Keystroke	DTUL<EQUITY><GO>	Inception Date	08/09/2010
Bloomberg Index Ticker	BXIITETU	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/dtul-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (as of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, ETNs may be redeemed by the holder on any Early Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Early Redemption Date the holder will receive a cash payment per ETN equal to the Closing Indicative Note Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Early Redemption Date.

An Early Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Early Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day during from the Initial Valuation Date to the Final Valuation date inclusive, subject to postponement due to the occurrence of a note market disruption event, such postponement not to exceed five trading days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by NYSE Arca on each trading day under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Note Value	=	(1) the Closing Indicative Note Value on the calendar day immediately preceding such trading day + (2) the then current Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where, for the purposes of calculating the intraday indicative note value:

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs calculated in the manner described in the applicable prospectus.

Intraday Index Performance Amount	=	(1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day; and

Index Multiplier	=	The Index Multiplier as described in the applicable prospectus.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily Investor Fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of these iPath ETNs. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee on the inception date of the ETNs equaled zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the Investor Fee for each ETN will equal (1) the Closing Indicative Note Value of the ETNs on the immediately preceding calendar day times (2) the Fee Rate, divided by (3) 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, an Index Rolling Cost of $0.005 will be charged and deducted from the Closing Indicative Note Value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the Index Multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the Index Multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is linked to the performance of the underlying index, which corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 2Y US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

[Index Composition Tab]	(icon) Print This Page

[Header]

iPath® US Treasury 2-year Bull ETN (DTUL)

[Body]

The iPath® US Treasury 2-year Bull ETN is designed to provide investors with exposure to the Barclays 2Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 2Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 2-year Treasury note yields and to increase in response to a decrease in 2-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 2-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 2-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

As of Mmmm dd, yyyy (Pie Chart)

Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is linked to the performance of the underlying index, which corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 2Y US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - DTUL

PRODUCT PAGES - DTUS

-Fixed Income-

http://ipathetn.com/product/DTUS

[Header]

iPath® US Treasury 2-year Bear ETN (DTUS)

[Body]

The iPath® US Treasury 2-year Bear ETN is designed to provide investors with inverse exposure to the Barclays 2Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 2Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 2-year Treasury note yields and to increase in response to a decrease in 2-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 2-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 2-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

[Tabs]

Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of Yield Curve Strategies

(icon) Targeted Access to the US Treasury Yield Curve

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Returns  |   Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DTUS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee		0.75	%¹
Ticker	DTUS	Index Multiplier[2]	-$	0.10
Intraday Indicative Value Ticker	DTUS.IV	CUSIP		06740L519
Bloomberg ETN Keystroke	DTUS<EQUITY><GO>	Inception Date		08/09/2010
Bloomberg Index Ticker	BXIITETU	Maturity Date		08/13/2020

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/dtus-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (as of xx/xx/xxxx)
[CHART]

Source: BlackRock

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, ETNs may be redeemed by the holder on any Early Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Early Redemption Date the holder will receive a cash payment per ETN equal to the Closing Indicative Note Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Early Redemption Date.

An Early Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Early Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day during from the Initial Valuation Date to the Final Valuation date inclusive, subject to postponement due to the occurrence of a note market disruption event, such postponement not to exceed five trading days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by NYSE Arca on each trading day under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Note Value =	(1) the Closing Indicative Note Value on the calendar day immediately preceding such trading day + (2) the then current Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where, for the purposes of calculating the intraday indicative note value:

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs calculated in the manner described in the applicable prospectus.

Intraday Index Performance Amount	=	(1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day; and

Index Multiplier	=	The Index Multiplier as described in the applicable prospectus.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily Investor Fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of these iPath ETNs. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee on the inception date of the ETNs equaled zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the Investor Fee for each ETN will equal (1) the Closing Indicative Note Value of the ETNs on the immediately preceding calendar day times (2) the Fee Rate, divided by (3) 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, an Index Rolling Cost of $0.005 will be charged and deducted from the Closing Indicative Note Value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the Index Multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the Index Multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is inversely linked to the performance of the underlying index, which inversely corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust and invert the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 2Y US Treasury Futures Targeted Exposure IndexTM is a trademark of Barclays Bank PLC.

[Index Composition Tab]	(icon) Print This Page

[Header]

iPath® US Treasury 2-year Bear ETN (DTUS)

[Body]

The iPath® US Treasury 2-year Bear ETN is designed to provide investors with inverse exposure to the Barclays 2Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 2Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 2-year Treasury note yields and to increase in response to a decrease in 2-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 2-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 2-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

As of Mmmm dd, yyyy (Pie Chart)

Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is inversely linked to the performance of the underlying index, which inversely corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust and invert the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 2Y US Treasury Futures Targeted Exposure IndexTM is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - DTUS

PRODUCT PAGES - DFVL

-Fixed Income-

http://ipathetn.com/product/DFVL

[Header]

iPath® US Treasury 5-year Bull ETN (DFVL)

[Body]

The iPath® US Treasury 5-year Bull ETN is designed to provide investors with exposure to the Barclays 5Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 5Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 5-year Treasury note yields and to increase in response to a decrease in 5-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 5-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 5-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

[Tabs]

Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of Yield Curve Strategies

(icon) Targeted Access to the US Treasury Yield Curve

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DFVL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	DFVL	Index Multiplier[2]	$0.10
Intraday Indicative Value Ticker	DFVL.IV	CUSIP	06740P650
Bloomberg ETN Keystroke	DFVL<EQUITY><GO>	Inception Date	07/11/2011
Bloomberg Index Ticker	BXIITEFV	Maturity Date	07/12/2021

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/dfvl-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, ETNs may be redeemed by the holder on any Early Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Early Redemption Date the holder will receive a cash payment per ETN equal to the Closing Indicative Note Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Early Redemption Date.

An Early Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Early Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day during from the Initial Valuation Date to the Final Valuation date inclusive, subject to postponement due to the occurrence of a note market disruption event, such postponement not to exceed five trading days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by NYSE Arca on each trading day under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Note Value	=	(1) the Closing Indicative Note Value on the calendar day immediately preceding such trading day + (2) the then current Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where, for the purposes of calculating the intraday indicative note value:

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs calculated in the manner described in the applicable prospectus.

Intraday Index Performance Amount	=	(1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day; and

Index Multiplier	=	The Index Multiplier as described in the applicable prospectus.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily Investor Fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of these iPath ETNs. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee on the inception date of the ETNs equaled zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the Investor Fee for each ETN will equal (1) the Closing Indicative Note Value of the ETNs on the immediately preceding calendar day times (2) the Fee Rate, divided by (3) 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, an Index Rolling Cost of $0.005 will be charged and deducted from the Closing Indicative Note Value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the Index Multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the Index Multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is linked to the performance of the underlying index, which corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 5Y US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

[Index Composition Tab]	(icon) Print This Page

[Header]

iPath® US Treasury 5-year Bull ETN (DFVL)

[Body]

The iPath® US Treasury 5-year Bull ETN is designed to provide investors with exposure to the Barclays 5Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 5Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 5-year Treasury note yields and to increase in response to a decrease in 5-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 5-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 5-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

As of Mmmm dd, yyyy (Pie Chart)

Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is linked to the performance of the underlying index, which corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 5Y US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - DFVL

PRODUCT PAGES - DFVS

-Fixed Income-

http://ipathetn.com/product/DFVS

[Header]

iPath® US Treasury 5-year Bear ETN (DFVS)

[Body]

The iPath® US Treasury 5-year Bear ETN is designed to provide investors with inverse exposure to the Barclays 5Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 5Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 5-year Treasury note yields and to increase in response to a decrease in 5-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 5-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 5-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

[Tabs]

Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of Yield Curve Strategies

(icon) Targeted Access to the US Treasury Yield Curve

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DFVS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee		0.75	%¹
Ticker	DFVS	Index Multiplier[2]	-$	0.10
Intraday Indicative Value Ticker	DFVS.IV	CUSIP		06740P643
Bloomberg ETN Keystroke	DFVS<EQUITY><GO>	Inception Date		07/11/2011
Bloomberg Index Ticker	BXIITEFV	Maturity Date		07/12/2021

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/dfvs-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (as of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, ETNs may be redeemed by the holder on any Early Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Early Redemption Date the holder will receive a cash payment per ETN equal to the Closing Indicative Note Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Early Redemption Date.

An Early Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Early Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day during from the Initial Valuation Date to the Final Valuation date inclusive, subject to postponement due to the occurrence of a note market disruption event, such postponement not to exceed five trading days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by NYSE Arca on each trading day under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Note Value	=	(1) the Closing Indicative Note Value on the calendar day immediately preceding such trading day + (2) the then current Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where, for the purposes of calculating the intraday indicative note value:

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs calculated in the manner described in the applicable prospectus.

Intraday Index Performance Amount	=	(1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day; and

Index Multiplier	=	The Index Multiplier as described in the applicable prospectus.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily Investor Fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of these iPath ETNs. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee on the inception date of the ETNs equaled zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the Investor Fee for each ETN will equal (1) the Closing Indicative Note Value of the ETNs on the immediately preceding calendar day times (2) the Fee Rate, divided by (3) 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, an Index Rolling Cost of $0.005 will be charged and deducted from the Closing Indicative Note Value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the Index Multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the Index Multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is inversely linked to the performance of the underlying index, which inversely corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust and invert the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 5Y US Treasury Futures Targeted Exposure IndexTM is a trademark of Barclays Bank PLC.

[Index Composition Tab]	(icon) Print This Page

[Header]

iPath® US Treasury 5-year Bear ETN (DFVS)

[Body]

The iPath® US Treasury 5-year Bear ETN is designed to provide investors with inverse exposure to the Barclays 5Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 5Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 5-year Treasury note yields and to increase in response to a decrease in 5-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 5-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 5-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

As of Mmmm dd, yyyy (Pie Chart)

Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is inversely linked to the performance of the underlying index, which inversely corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust and invert the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 5Y US Treasury Futures Targeted Exposure IndexTM is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - DFVS

PRODUCT PAGES - DTYL

-Fixed Income-

http://ipathetn.com/product/DTYL

[Header]

iPath® US Treasury 10-year Bull ETN (DTYL)

[Body]

The iPath® US Treasury 10-year Bull ETN is designed to provide investors with exposure to the Capital 10Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 10Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 10-year Treasury note yields and to increase in response to a decrease in 10-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 10-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 10-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

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Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of Yield Curve Strategies

(icon) Targeted Access to the US Treasury Yield Curve

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DTYL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	DTYL	Index Multiplier[2]	$0.10
Intraday Indicative Value Ticker	DTYL.IV	CUSIP	06740L493
Bloomberg ETN Keystroke	DTYL<EQUITY><GO>	Inception Date	08/09/2010
Bloomberg Index Ticker	BXIITETY	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/dtyl-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (as of xx/xx/xxxx)
[CHART]

Source: BlackRock

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, ETNs may be redeemed by the holder on any Early Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Early Redemption Date the holder will receive a cash payment per ETN equal to the Closing Indicative Note Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Early Redemption Date.

An Early Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Early Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day during from the Initial Valuation Date to the Final Valuation date inclusive, subject to postponement due to the occurrence of a note market disruption event, such postponement not to exceed five trading days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by NYSE Arca on each trading day under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Note Value	=	(1) the Closing Indicative Note Value on the calendar day immediately preceding such trading day + (2) the then current Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where, for the purposes of calculating the intraday indicative note value:

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs calculated in the manner described in the applicable prospectus.

Intraday Index Performance Amount	=	(1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day; and

Index Multiplier	=	The Index Multiplier as described in the applicable prospectus.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily Investor Fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of these iPath ETNs. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee on the inception date of the ETNs equaled zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the Investor Fee for each ETN will equal (1) the Closing

Indicative Note Value of the ETNs on the immediately preceding calendar day times (2) the Fee Rate, divided by (3) 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, an Index Rolling Cost of $0.005 will be charged and deducted from the Closing Indicative Note Value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the Index Multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the Index Multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is linked to the performance of the underlying index, which corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

[Index Composition Tab]	(icon) Print This Page

[Header]

iPath® US Treasury 10-year Bull ETN (DTYL)

[Body]

The iPath® US Treasury 10-year Bull ETN is designed to provide investors with exposure to the Capital 10Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 10Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 10-year Treasury note yields and to increase in response to a decrease in 10-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 10-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 10-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

As of Mmmm dd, yyyy (Pie Chart)

Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio. Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is linked to the performance of the underlying index, which corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - DTYL

PRODUCT PAGES - DTYS

-Fixed Income-

http://ipathetn.com/product/DTYS

[Header]

iPath® US Treasury 10-year Bear ETN (DTYS)

[Body]

The iPath® US Treasury 10-year Bear ETN is designed to provide investors with inverse exposure to the Barclays 10Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 10Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 10-year Treasury note yields and to increase in response to a decrease in 10-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 10-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 10-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

[Tabs]

Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of Yield Curve Strategies

(icon) Targeted Access to the US Treasury Yield Curve

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DTYS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee		0.75	%¹
Ticker	DTYS	Index Multiplier[2]	-$	0.10
Intraday Indicative Value Ticker	DTYS.IV	CUSIP		06740L451
Bloomberg ETN Keystroke	DTYS<EQUITY><GO>	Inception Date		08/09/2010
Bloomberg Index Ticker	BXIITETY	Maturity Date		08/13/2020

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/dtys-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (as of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, ETNs may be redeemed by the holder on any Early Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Early Redemption Date the holder will receive a cash payment per ETN equal to the Closing Indicative Note Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Early Redemption Date.

An Early Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Early Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day during from the Initial Valuation Date to the Final Valuation date inclusive, subject to postponement due to the occurrence of a note market disruption event, such postponement not to exceed five trading days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by NYSE Arca on each trading day under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Note Value	=	(1) the Closing Indicative Note Value on the calendar day immediately preceding such trading day + (2) the then current Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where, for the purposes of calculating the intraday indicative note value:

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs calculated in the manner described in the applicable prospectus.

Intraday Index Performance Amount	=	(1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day; and

Index Multiplier	=	The Index Multiplier as described in the applicable prospectus.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily Investor Fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of these iPath ETNs. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee on the inception date of the ETNs equaled zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the Investor Fee for each ETN will equal (1) the Closing Indicative Note Value of the ETNs on the immediately preceding calendar day times (2) the Fee Rate, divided by (3) 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, an Index Rolling Cost of $0.005 will be charged and deducted from the Closing Indicative Note Value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the Index Multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the Index Multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is inversely linked to the performance of the underlying index, which inversely corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust and invert the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

[Index Composition Tab]	(icon) Print This Page

[Header]

iPath® US Treasury 10-year Bear ETN (DTYS)

[Body]

The iPath® US Treasury 10-year Bear ETN is designed to provide investors with inverse exposure to the Barclays 10Y US Treasury Futures Targeted Exposure IndexTM.

The Barclays 10Y US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the 10-year Treasury note yields and to increase in response to a decrease in 10-year Treasury note yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” note underlying the relevant 10-year Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant 10-year Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

As of Mmmm dd, yyyy (Pie Chart)

Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the

ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is inversely linked to the performance of the underlying index, which inversely corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust and invert the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - DTYS

PRODUCT PAGES - DLBL

-Fixed Income-

http://ipathetn.com/product/DLBL

[Header]

iPath® US Treasury Long Bond Bull ETN (DLBL)

[Body]

The iPath® US Treasury Long Bond Bull ETN is designed to provide investors with exposure to the Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM.

The Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the long-dated Treasury bond yields and to increase in response to a decrease in long-dated Treasury bond yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” bond underlying the relevant long-dated Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant long-dated Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

[Tabs]

Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of Yield Curve Strategies

(icon) Targeted Access to the US Treasury Yield Curve

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DLBL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	DLBL	Index Multiplier[2]	$0.10
Intraday Indicative Value Ticker	DLBL.IV	CUSIP	06740L527
Bloomberg ETN Keystroke	DLBL<EQUITY><GO>	Inception Date	08/09/2010
Bloomberg Index Ticker	BXIITEUS	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/dlbl-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (as of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, ETNs may be redeemed by the holder on any Early Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Early Redemption Date the holder will receive a cash payment per ETN equal to the Closing Indicative Note Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Early Redemption Date.

An Early Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Early Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day during from the Initial Valuation Date to the Final Valuation date inclusive, subject to postponement due to the occurrence of a note market disruption event, such postponement not to exceed five trading days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by NYSE Arca on each trading day under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Note Value	=	(1) the Closing Indicative Note Value on the calendar day immediately preceding such trading day + (2) the then current Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where, for the purposes of calculating the intraday indicative note value:

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs calculated in the manner described in the applicable prospectus.

Intraday Index Performance Amount	=	(1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day; and

Index Multiplier	=	The Index Multiplier as described in the applicable prospectus.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily Investor Fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of these iPath ETNs. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee on the inception date of the ETNs equaled zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the Investor Fee for each ETN will equal (1) the Closing Indicative Note Value of the ETNs on the immediately preceding calendar day times (2) the Fee Rate, divided by (3) 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, an Index Rolling Cost of $0.005 will be charged and deducted from the Closing Indicative Note Value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the Index Multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the Index Multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is linked to the performance of the underlying index, which corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

[Index Composition Tab]	(icon) Print This Page

[Header]

iPath® US Treasury Long Bond Bull ETN (DLBL)

[Body]

The iPath® US Treasury Long Bond Bull ETN is designed to provide investors with exposure to the Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM.

The Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the long-dated Treasury bond yields and to increase in response to a decrease in long-dated Treasury bond yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” bond underlying the relevant long-dated Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant long-dated Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

As of Mmmm dd, yyyy (Pie Chart)

Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is linked to the performance of the underlying index, which corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - DLBL

PRODUCT PAGES - DLBS

-Fixed Income-

http://ipathetn.com/product/DLBS

[Header]

iPath® US Treasury Long Bond Bear ETN (DLBS)

[Body]

The iPath® US Treasury Long Bond Bear ETN is designed to provide investors with inverse exposure to the Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM.

The Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the long-dated Treasury bond yields and to increase in response to a decrease in long-dated Treasury bond yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” bond underlying the relevant long-dated Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant long-dated Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

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Overview	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of Yield Curve Strategies

(icon) Targeted Access to the US Treasury Yield Curve

(icon) Premiums and Discounts

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DLBS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee		0.75	%¹
Ticker	DLBS	Index Multiplier[2]	-$	0.10
Intraday Indicative Value Ticker	DLBS.IV	CUSIP		06740L444
Bloomberg ETN Keystroke	DLBS<EQUITY><GO>	Inception Date		08/09/2010
Bloomberg Index Ticker	BXIITEUS	Maturity Date		08/13/2020

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/dlbx-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (as of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, ETNs may be redeemed by the holder on any Early Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Early Redemption Date the holder will receive a cash payment per ETN equal to the Closing Indicative Note Value on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs3 of the same series at one time in order to exercise the right to redeem the ETNs on any Early Redemption Date.

An Early Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Early Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day during from the Initial Valuation Date to the Final Valuation date inclusive, subject to postponement due to the occurrence of a note market disruption event, such postponement not to exceed five trading days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published by NYSE Arca on each trading day under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of the iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value at a given time determined based on the following equation:

Intraday Indicative Note Value	=	(1) the Closing Indicative Note Value on the calendar day immediately preceding such trading day + (2) the then current Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where, for the purposes of calculating the intraday indicative note value:

Closing Indicative Note Value	=	The Closing Indicative Note Value of the iPath ETNs calculated in the manner described in the applicable prospectus.

Intraday Index Performance Amount	=	(1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day; and

Index Multiplier	=	The Index Multiplier as described in the applicable prospectus.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily Investor Fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of these iPath ETNs. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

[1]

The Investor Fee on the inception date of the ETNs equaled zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the Investor Fee for each ETN will equal (1) the Closing Indicative Note Value of the ETNs on the immediately preceding calendar day times (2) the Fee Rate, divided by (3) 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, an Index Rolling Cost of $0.005 will be charged and deducted from the Closing Indicative Note Value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the Index Multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the Index Multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is inversely linked to the performance of the underlying index, which inversely corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust and invert the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

[Index Composition Tab]	(Icon) Print This Page

[Header]

iPath® US Treasury Long Bond Bear ETN (DLBS)

[Body]

The iPath® US Treasury Long Bond Bear ETN is designed to provide investors with inverse exposure to the Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM.

The Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM (the “Index”) is designed to decrease in response to an increase in the long-dated Treasury bond yields and to increase in response to a decrease in long-dated Treasury bond yields. The Index targets a fixed level of sensitivity to changes in the yield of the current “cheapest-to-deliver” bond underlying the relevant long-dated Treasury futures contract at a given point in time. The Index seeks to achieve its target sensitivity through the allocation of a weighting to the relevant long-dated Treasury futures contract, as traded on the Chicago Board of Trade, underlying the Index.

As of Mmmm dd, yyyy (Pie Chart)

Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is inversely linked to the performance of the underlying index, which inversely corresponds to changes in the underlying U.S. Treasury note or bond yield. Changes in the underlying U.S. Treasury note or bond yield are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury note or bond yield to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury note or bond yield; the index calculation methodology uses approximation; and the underlying U.S. Treasury note or bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust and invert the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” is a trademark of Barclays Bank PLC.

END PRODUCT PAGES - DLBS

PRODUCT PAGES - ROLA

Leveraged - Domestic Equity - Large Cap-

http://www.ipathetn.com/product/ROLA

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is designed to provide investors with leveraged return on the performance of the Russell 1000® Total Return Index.

The Russell 1000® Total Return Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization.

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Overview | Index Components | Sector Weightings	(Icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of iPath Leveraged

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/ROLA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.50%¹
Ticker	ROLA	Automatic Termination Level[2]	$10.00 per ETN
Intraday Indicative Value Ticker	ROLA.IV	CUSIP	06740P205
Participation Ticker	ROLA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	ROLA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	RU10INTR	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/rola-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx) *
Russell 1000 Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Russell, MSCI Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” of the ETNs, which is intended to approximate the ratio of (1) the value of the notional exposure per ETN to the performance of the underlying Index relative to (2) the value of each ETN, will be calculated and published every 15 seconds by the NYSE Arca or a successor during the hours on which trading is generally conducted on the NYSE Arca, under the ticker symbol listed in the table above. As is described in detail in the relevant prospectus, the “participation” will be calculated according to the following equation:

Participation =	Intraday Long Index Amount
Intraday Indicative Note Value

Where:

Intraday Long Index Amount	=	The Intraday Long Index Amount, calculated in the manner described in the applicable prospectus.

Intraday Indicative Note Value	=	The Intraday Indicative Note Value of the iPath ETNs, calculated in the manner described in the applicable prospectus.

By calculating the participation in this manner, participation also serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the iPath ETNs on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Optional Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event2. If the ETNs are redeemed by the holder, on such Optional Redemption Date the holder will receive a cash payment per ETN in an amount equal to the Closing Indicative Note Value of the ETN on the applicable Valuation Date. A holder must redeem at least 25,000 iPath ETNs4 of the same series at one time in order to exercise the right to redeem the ETNs on any Optional Redemption Date.

An Optional Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Optional Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each trading day from the Initial Valuation Date to the Final Valuation Date, subject to postponement as a result of market disruption events, such postponement, not to exceed five business days.

Indicative Value

An “intraday indicative note value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value, per ETN, on any trading day until maturity or redemption of the ETNs as determined based on the following equation:

Intraday Indicative Note Value	=	Intraday Long Index Amount – Financing Level on the immediately preceding calendar day; provided that if such calculation results in a negative value, the Intraday Indicative Note Value will be $0;

Where:

Intraday Long Index Amount	=	The Intraday Long Index Amount of the ETNs as described in the applicable prospectus.

Financing Level	=	The Financing Level of the ETNs on the previous calendar day as described in the applicable prospectus.

The intraday indicative note value, as calculated by the calculation agent, will be used to determine whether an Automatic Termination Event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Financing Level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable Daily Financing Charge or Daily Investor Fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

[1]

The Daily Investor Fee is calculated on a daily basis in the following manner: The Daily Investor Fee on the initial valuation date was zero. On any subsequent calendar day until maturity or early redemption of the ETNs, the Daily Investor Fee for each ETN will be equal to the product of (1) the Closing Indicative Note Value on the immediately preceding calendar day times (2) the Yearly Fee Rate divided by (3) 365. Because the Daily Investor Fee is calculated as part of the Financing Level, through which it is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Yearly Fee Rate.

[2]

Barclays Bank PLC will automatically redeem the ETNs (in whole only, but not in part) if, on any Valuation Date prior to or on the Final Valuation Date, the intraday indicative note value per ETN is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

[3]

The Daily Financing Charge is calculated on a daily basis in the following manner: On the Initial Valuation Date, the Daily Financing Charge for the ETNs equaled $0. On any subsequent calendar day until maturity or redemption of the ETNs, the Daily Financing Charge per ETN for a series of ETNs will equal the product of (a) the applicable Financing Level on the immediately preceding calendar day times (b) the Financing Rate divided by (c) 360. Because the Daily Investor Fee accrues as part of the Financing Level and the Daily Financing Charge is calculated on the basis of the Financing Level, a portion of the Daily Financing Charge will reflect the incremental increase of the Financing Level attributable to the accrued Daily Investor Fee.

[4]

Holders of the ETNs may redeem at least 25,000 of these ETNs on any Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is designed to provide investors with leveraged return on the performance of the Russell 1000® Total Return Index.

The Russell 1000® Total Return Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: Russell. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is designed to provide investors with leveraged return on the performance of the Russell 1000® Total Return Index.

The Russell 1000® Total Return Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization.

As of Mmmm dd, yyyy (Pie Chart)

Source: Russell. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

[Participation Tab]	(icon) Print This Page

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is designed to provide investors with leveraged return on the performance of the Russell 1000® Total Return Index.

The Russell 1000® Total Return Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases ‡	Increases‡	Decreasesˆ
Decreases ˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

END PRODUCT PAGES - ROLA

PRODUCT PAGES - SFLA

Leveraged - Domestic Equity - Large Cap-

http://www.ipathetn.com/product/SFLA

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

The iPath® Long Extended S&P 500® TR Index ETN is designed to provide investors with leveraged return on the performance of the S&P 500® Total Return Index.

The S&P 500® Total Return Index (the “Index”) is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

[Tabs]

Overview | Index Components | Sector Weightings	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus {http://ipathetn.com/downloads/pdf/SFLA-prospectus.pdf}

(icon) Fact Sheet {http://ipathetn.com/downloads/pdf/SFLA-fact-sheet.pdf}

(icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/SFLA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.35	%¹
Ticker	SFLA	Automatic Termination Level[2]	$10.00 per ETN
Intraday Indicative Value Ticker	SFLA.IV	CUSIP	06740P601
Participation Ticker	SFLA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	SFLA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	SPTR	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/sfla-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: S&P, Russell, MSCI Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” of the ETNs, which is intended to approximate the ratio of (1) the value of the notional exposure per ETN to the performance of the underlying Index relative to (2) the value of each ETN, will be calculated and published every 15 seconds by the NYSE Arca or a successor during the hours on which trading is generally conducted on the NYSE Arca, under the ticker symbol listed in the table above. As is described in detail in the relevant prospectus, the “participation” will be calculated according to the following equation:

Participation =	Intraday Long Index Amount
Intraday Indicative Note Value

Where:

Intraday Long Index Amount	=	The Intraday Long Index Amount, calculated in the manner described in the applicable prospectus.

Intraday Indicative Note Value	=	The Intraday Indicative Note Value of the iPath ETNs, calculated in the manner described in the applicable prospectus.

By calculating the participation in this manner, participation also serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the iPath ETNs on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Optional Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event2. If the ETNs are redeemed by the holder, on such Optional Redemption Date the holder will receive a cash payment per ETN in an amount equal to the Closing Indicative Note Value of the ETN on the applicable Valuation Date. A holder must redeem at least 25,000 iPath ETNs4 of the same series at one time in order to exercise the right to redeem the ETNs on any Optional Redemption Date.

An Optional Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Optional Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each trading day from the Initial Valuation Date to the Final Valuation Date, subject to postponement as a result of market disruption events, such postponement, not to exceed five business days.

Indicative Value

An “intraday indicative note value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value, per ETN, on any trading day until maturity or redemption of the ETNs as determined based on the following equation:

Intraday Indicative Note Value	=	Intraday Long Index Amount – Financing Level on the immediately preceding calendar day; provided that if such calculation results in a negative value, the Intraday Indicative Note Value will be $0;

Where:

Intraday Long Index Amount	=	The Intraday Long Index Amount of the ETNs as described in the applicable prospectus.

Financing Level	=	The Financing Level of the ETNs on the previous calendar day as described in the applicable prospectus.

The intraday indicative note value, as calculated by the calculation agent, will be used to determine whether an Automatic Termination Event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Financing Level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable Daily Financing Charge or Daily Investor Fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

[1]

The Daily Investor Fee is calculated on a daily basis in the following manner: The Daily Investor Fee on the initial valuation date was zero. On any subsequent calendar day until maturity or early redemption of the ETNs, the Daily Investor Fee for each ETN will be equal to the product of (1) the Closing Indicative Note Value on the immediately preceding calendar day times (2) the Yearly Fee Rate divided by (3) 365. Because the Daily Investor Fee is calculated as part of the Financing Level, through which it is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Yearly Fee Rate.

[2]

Barclays Bank PLC will automatically redeem the ETNs (in whole only, but not in part) if, on any Valuation Date prior to or on the Final Valuation Date, the intraday indicative note value per ETN is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

[3]

The Daily Financing Charge is calculated on a daily basis in the following manner: On the Initial Valuation Date, the Daily Financing Charge for the ETNs equaled $0. On any subsequent calendar day until maturity or redemption of the ETNs, the Daily Financing Charge per ETN for a series of ETNs will equal the product of (a) the applicable Financing Level on the immediately preceding calendar day times (b) the Financing Rate divided by (c) 360. Because the Daily Investor Fee accrues as part of the Financing Level and the Daily Financing Charge is calculated on the basis of the Financing Level, a portion of the Daily Financing Charge will reflect the incremental increase of the Financing Level attributable to the accrued Daily Investor Fee.

[4]

Holders of the ETNs may redeem at least 25,000 of these ETNs on any Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of

S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

The iPath® Long Extended S&P 500® TR Index ETN is designed to provide investors with leveraged return on the performance of the S&P 500® Total Return Index.

The S&P 500® Total Return Index (the “Index”) is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: S&P. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

The iPath® Long Extended S&P 500® TR Index ETN is designed to provide investors with leveraged return on the performance of the S&P 500® Total Return Index.

The S&P 500® Total Return Index (the “Index”) is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

As of Mmmm dd, yyyy (Pie Chart)

Source: S&P. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

[Participation Tab]	(icon) Print This Page

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

The iPath® Long Extended S&P 500® TR Index ETN is designed to provide investors with leveraged return on the performance of the S&P 500® Total Return Index.

The S&P 500® Total Return Index (the “Index”) is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ
Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

END PRODUCT PAGES - SFLA

PRODUCT PAGES - RTLA

Leveraged - Domestic Equity - Small Cap-

http://www.ipathetn.com/product/RTLA

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]

The iPath® Long Extended Russell 2000® TR Index ETN is designed to provide investors with leveraged return on the performance of the Russell 2000® Total Return Index.

The Russell 2000® Total Return Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization.

[Tabs]

Overview | Index Components | Sector Weightings	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of iPath Leveraged

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/RTLA-overview.jsp#indicative_value})
**	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.50	%¹
Ticker	RTLA	Automatic Termination Level[2]	$15.00 per ETN
Intraday Indicative Value Ticker	RTLA.IV	CUSIP	06740P403
Participation Ticker	RTLA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	RTLA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	RU20INTR	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/rtla-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
Russell 2000 Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: Russell, S&P, MSCI Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” of the ETNs, which is intended to approximate the ratio of (1) the value of the notional exposure per ETN to the performance of the underlying Index relative to (2) the value of each ETN, will be calculated and published every 15 seconds by the NYSE Arca or a successor during the hours on which trading is generally conducted on the NYSE Arca, under the ticker symbol listed in the table above. As is described in detail in the relevant prospectus, the “participation” will be calculated according to the following equation:

Participation =	Intraday Long Index Amount
Intraday Indicative Note Value

Where:

Intraday Long Index Amount	=	The Intraday Long Index Amount, calculated in the manner described in the applicable prospectus.

Intraday Indicative Note Value	=	The Intraday Indicative Note Value of the iPath ETNs, calculated in the manner described in the applicable prospectus.

By calculating the participation in this manner, participation also serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the iPath ETNs on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Optional Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event2. If the ETNs are redeemed by the holder, on such Optional Redemption Date the holder will receive a cash payment per ETN in an amount equal to the Closing Indicative Note Value of the ETN on the applicable Valuation Date. A holder must redeem at least 25,000 iPath ETNs4 of the same series at one time in order to exercise the right to redeem the ETNs on any Optional Redemption Date.

An Optional Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Optional Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each trading day from the Initial Valuation Date to the Final Valuation Date, subject to postponement as a result of market disruption events, such postponement, not to exceed five business days.

Indicative Value

An “intraday indicative note value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value, per ETN, on any trading day until maturity or redemption of the ETNs as determined based on the following equation:

Intraday Indicative Note Value	=	Intraday Long Index Amount – Financing Level on the immediately preceding calendar day; provided that if such calculation results in a negative value, the Intraday Indicative Note Value will be $0;

Where:

Intraday Long Index Amount	=	The Intraday Long Index Amount of the ETNs as described in the applicable prospectus.

Financing Level	=	The Financing Level of the ETNs on the previous calendar day as described in the applicable prospectus.

The intraday indicative note value, as calculated by the calculation agent, will be used to determine whether an Automatic Termination Event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Financing Level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable Daily Financing Charge or Daily Investor Fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

[1]

The Daily Investor Fee is calculated on a daily basis in the following manner: The Daily Investor Fee on the initial valuation date was zero. On any subsequent calendar day until maturity or early redemption of the ETNs, the Daily Investor Fee for each ETN will be equal to the product of (1) the Closing Indicative Note Value on the immediately preceding calendar day times (2) the Yearly Fee Rate divided by (3) 365. Because the Daily Investor Fee is calculated as part of the Financing Level, through which it is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Yearly Fee Rate.

[2]

Barclays Bank PLC will automatically redeem the ETNs (in whole only, but not in part) if, on any Valuation Date prior to or on the Final Valuation Date, the intraday indicative note value per ETN is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

[3]

The Daily Financing Charge is calculated on a daily basis in the following manner: On the Initial Valuation Date, the Daily Financing Charge for the ETNs equaled $0. On any subsequent calendar day until maturity or redemption of the ETNs, the Daily Financing Charge per ETN for a series of ETNs will equal the product of (a) the applicable Financing Level on the immediately preceding calendar day times (b) the Financing Rate divided by (c) 360. Because the Daily Investor Fee accrues as part of the Financing Level and the Daily Financing Charge is calculated on the basis of the Financing Level, a portion of the Daily Financing Charge will reflect the incremental increase of the Financing Level attributable to the accrued Daily Investor Fee.

[4]

Holders of the ETNs may redeem at least 25,000 of these ETNs on any Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]

The iPath® Long Extended Russell 2000® TR Index ETN is designed to provide investors with leveraged return on the performance of the Russell 2000® Total Return Index.

The Russell 2000® Total Return Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: Russell. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]
The iPath® Long Extended Russell 2000® TR Index ETN is designed to provide investors with leveraged return on the performance of the Russell 2000® Total Return Index.

The Russell 2000® Total Return Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization.

As of Mmmm dd, yyyy (Pie Chart)

Source: Russell. Subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

[Participation Tab]	(icon) Print This Page

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]

The iPath® Long Extended Russell 2000® TR Index ETN is designed to provide investors with leveraged return on the performance of the Russell 2000® Total Return Index.

The Russell 2000® Total Return Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ
Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

END PRODUCT PAGES - RTLA

PRODUCT PAGES - MFLA

Leveraged - International Equity - Developed Markets-

http://www.ipathetn.com/product/MFLA

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is designed to provide investors with leveraged return on the performance of the MSCI EAFE® Net Total Return Index.

The MSCI EAFE® Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East.

[Tabs]

Overview | Index Components | Sector Weightings	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of iPath Leveraged

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/MFLA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80	%¹
Ticker	MFLA	Automatic Termination Level[2]	25.00 per ETN
Intraday Indicative Value Ticker	MFLA.IV	CUSIP	06740P809
Participation Ticker	MFLA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	MFLA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	NDDUEAFE	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/mfla-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI EAFE Index	X.XX
S&P 500®	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: MSCI Inc., S&P, Russell, based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” of the ETNs, which is intended to approximate the ratio of (1) the value of the notional exposure per ETN to the performance of the underlying Index relative to (2) the value of each ETN, will be calculated and published every 15 seconds by the NYSE Arca or a successor during the hours on which trading is generally conducted on the NYSE Arca, under the ticker symbol listed in the table above. As is described in detail in the relevant prospectus, the “participation” will be calculated according to the following equation:

Participation =	Intraday Long Index Amount
Intraday Indicative Note Value

Where:

Intraday Long Index Amount	=	The Intraday Long Index Amount, calculated in the manner described in the applicable prospectus.

Intraday Indicative Note Value	=	The Intraday Indicative Note Value of the iPath ETNs, calculated in the manner described in the applicable prospectus.

By calculating the participation in this manner, participation also serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the iPath ETNs on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Optional Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event2. If the ETNs are redeemed by the holder, on such Optional Redemption Date the holder will receive a cash payment per ETN in an amount equal to the Closing Indicative Note Value of the ETN on the applicable Valuation Date. A holder must redeem at least 25,000 iPath ETNs4 of the same series at one time in order to exercise the right to redeem the ETNs on any Optional Redemption Date.

An Optional Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Optional Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each trading day from the Initial Valuation Date to the Final Valuation Date, subject to postponement as a result of market disruption events, such postponement, not to exceed five business days.

Indicative Value

An “intraday indicative note value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value, per ETN, on any trading day until maturity or redemption of the ETNs as determined based on the following equation:

Intraday Indicative Note Value	=	Intraday Long Index Amount – Financing Level on the immediately preceding calendar day; provided that if such calculation results in a negative value, the Intraday Indicative Note Value will be $0;

Where:

Intraday Long Index Amount	=	The Intraday Long Index Amount of the ETNs as described in the applicable prospectus.

Financing Level	=	The Financing Level of the ETNs on the previous calendar day as described in the applicable prospectus.

The intraday indicative note value, as calculated by the calculation agent, will be used to determine whether an Automatic Termination Event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Financing Level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable Daily Financing Charge or Daily Investor Fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

[1]

The Daily Investor Fee is calculated on a daily basis in the following manner: The Daily Investor Fee on the initial valuation date was zero. On any subsequent calendar day until maturity or early redemption of the ETNs, the Daily Investor Fee for each ETN will be equal to the product of (1) the Closing Indicative Note Value on the immediately preceding calendar day times (2) the Yearly Fee Rate divided by (3) 365. Because the Daily Investor Fee is calculated as part of the Financing Level, through which it is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Yearly Fee Rate.

[2]

Barclays Bank PLC will automatically redeem the ETNs (in whole only, but not in part) if, on any Valuation Date prior to or on the Final Valuation Date, the intraday indicative note value per ETN is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

[3]

The Daily Financing Charge is calculated on a daily basis in the following manner: On the Initial Valuation Date, the Daily Financing Charge for the ETNs equaled $0. On any subsequent calendar day until maturity or redemption of the ETNs, the Daily Financing Charge per ETN for a series of ETNs will equal the product of (a) the applicable Financing Level on the immediately preceding calendar day times (b) the Financing Rate divided by (c) 360. Because the Daily Investor Fee accrues as part of the Financing Level and the Daily Financing Charge is calculated on the basis of the Financing Level, a portion of the Daily Financing Charge will reflect the incremental increase of the Financing Level attributable to the accrued Daily Investor Fee.

[4]

Holders of the ETNs may redeem at least 25,000 of these ETNs on any Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is designed to provide investors with leveraged return on the performance of the MSCI EAFE® Net Total Return Index.

The MSCI EAFE® Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays

Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is designed to provide investors with leveraged return on the performance of the MSCI EAFE® Net Total Return Index.

The MSCI EAFE® Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East.

As of Mmmm dd, yyyy (Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Participation Tab]	(icon) Print This Page

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is designed to provide investors with leveraged return on the performance of the MSCI EAFE® Net Total Return Index.

The MSCI EAFE® Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ
Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

END PRODUCT PAGES - MFLA

PRODUCT PAGES - MFSA

Leveraged - International Equity-Developed Markets-

http://www.ipathetn.com/product/MFSA

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is designed to provide investors with leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index.

The MSCI EAFE® Net Total Return Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East.

[Tabs]

Overview | Index Components | Sector Weightings	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of iPath Leveraged

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
T-Bill Amount	$	xxx.xx
Participation		xx.xx
Short Index Amount	$	xxx.xx

Source: Barclays.

†	The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/MFSA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80	%¹
Ticker	MFSA	Automatic Termination Level[2]	$37.50 per ETN
Intraday Indicative Value Ticker	MFSA.IV	CUSIP	06740P882
Participation Ticker	MFSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	MFSA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	NDDUEAFE	Borrow Rate	1.75%[3]

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/mfsa-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI EAFE Index	X.XX
S&P 500®	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: MSCI Inc., S&P, Russell, based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” of the ETNs, which is intended to approximate the ratio of (1) the value of the notional exposure per ETN to the performance of the underlying Index relative to (2) the value of each ETN, will be calculated and published every 15 seconds by the NYSE Arca or a successor during the hours on which trading is generally conducted on the NYSE Arca, under the ticker symbol listed in the table above. As is described in detail in the relevant prospectus, the “participation” will be calculated according to the following equation:

Participation =	Intraday Short Index Amount
Intraday Indicative Note Value

Where:

Intraday Short Index Amount	=	The Intraday Short Index Amount, calculated in the manner described in the applicable prospectus.

Intraday Indicative Note Value	=	The Intraday Indicative Note Value of the iPath ETNs, calculated in the manner described in the applicable prospectus.

By calculating the participation in this manner, participation also serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the iPath ETNs on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Optional Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event2. If the ETNs are redeemed by the holder, on such Optional Redemption Date the holder will receive a cash payment per ETN in an amount equal to the Closing Indicative Note Value of the ETN on the applicable Valuation Date. A holder must redeem at least 25,000 iPath ETNs4 of the same series at one time in order to exercise the right to redeem the ETNs on any Optional Redemption Date.

An Optional Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Optional Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each trading day from the Initial Valuation Date to the Final Valuation Date, subject to postponement as a result of market disruption events, such postponement, not to exceed five business days.

Indicative Value

An “intraday indicative note value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value, per ETN, on any trading day until maturity or redemption of the ETNs as determined based on the following equation:

Intraday Indicative Note Value	=	T-Bill Amount on the immediately preceding calendar day - Intraday Short Index Amount; provided that if such calculation results in a negative value, the Intraday Indicative Note Value will be $0;

Where:

T-Bill Amount	=	The applicable T-Bill Amount of the ETNs as described in the applicable prospectus.

Intraday Short Index Amount	=	The applicable Intraday Short Index Amount of the ETNs as described in the applicable prospectus.

The intraday indicative note value, as calculated by the calculation agent, will be used to determine whether an Automatic Termination Event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the T-Bill Amount through the close of the immediately preceding calendar day, the intraday indicative note value calculated at any given time will not reflect the applicable Daily Investor Fee, Daily Index Borrow Cost and Daily Interest over the course of the calendar day on which such intraday indicative note value is calculated. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

[1]

The Daily Investor Fee is calculated on a daily basis in the following manner: The Daily Investor Fee on the initial valuation date was zero. On any subsequent calendar day until maturity or early redemption of the ETNs, the Daily Investor Fee for each ETN will be equal to the product of (1) the Closing Indicative Note Value on the immediately preceding calendar day times (2) the Yearly Fee Rate divided by (3) 365. Because the Daily Investor Fee is calculated as part of the T-Bill Amount, through which it is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Yearly Fee Rate.

[2]

Barclays Bank PLC will automatically redeem the ETNs (in whole only, but not in part) if, on any Valuation Date prior to or on the Final Valuation Date, the intraday indicative note value per ETN is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

[3]

The Daily Index Borrow Cost is calculated on a daily basis in the following manner: On the Initial Valuation Date, the Daily Index Borrow Cost for the ETNs equaled $0. On any subsequent calendar day until maturity or redemption of the ETNs, the Daily Index Borrow Cost per ETN will equal the product of (a) the Short Index Amount on the immediately preceding calendar day times (b) the Borrow Rate divided by (c) 365. Because the Daily Index Borrow Cost is calculated as part of the T-Bill Amount and is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Index Borrow Cost accrues over time at a rate per year equal to the Borrow Rate.

[4]

Holders of the ETNs may redeem at least 25,000 of these ETNs on any Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of

Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any increase in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is designed to provide investors with leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index.

The MSCI EAFE® Net Total Return Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any increase in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is designed to provide investors with leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index.

The MSCI EAFE® Net Total Return Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East.

As of Mmmm dd, yyyy (Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any increase in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Participation Tab]	(icon) Print This Page

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is designed to provide investors with leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index.

The MSCI EAFE® Net Total Return Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Decreasesˆ	Increases‡
Decreasesˆ	Increases‡	Decreasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

END PRODUCT PAGES - MFSA

PRODUCT PAGES - EMLB

Leveraged - International Equity-Emerging Markets-

http://www.ipathetn.com/product/EMLB

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is designed to provide investors with leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index.

The MSCI Emerging Markets Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of emerging markets.

[Tabs]

Overview | Index Components | Sector Weightings	(icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of iPath Leveraged

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

Source: Barclays

†	The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/EMLB-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx	High	$	xx.xx
Net Change	$	x.xx	Low	$	xx.xx
% Change		x.xx%	Volume		xxx,xxx
			20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80	%¹
Ticker	EMLB	Automatic Termination Level[2]	$25.00 per ETN
Intraday Indicative Value Ticker	EMLB.IV	CUSIP	06740P874
Participation Ticker	EMLB.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	EMLB<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	NDUEEGF	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/emlb-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI Emerging Markets IndexSM	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: MSCI Inc., Russell, S&P, based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” of the ETNs, which is intended to approximate the ratio of (1) the value of the notional exposure per ETN to the performance of the underlying Index relative to (2) the value of each ETN, will be calculated and published every 15 seconds by the NYSE Arca or a successor during the hours on which trading is generally conducted on the NYSE Arca, under the ticker symbol listed in the table above. As is described in detail in the relevant prospectus, the “participation” will be calculated according to the following equation:

Participation =	Intraday Long Index Amount
Intraday Indicative Note Value

Where:

Intraday Long Index Amount	=	The Intraday Long Index Amount, calculated in the manner described in the applicable prospectus.

Intraday Indicative Note Value	=	The Intraday Indicative Note Value of the iPath ETNs, calculated in the manner described in the applicable prospectus.

By calculating the participation in this manner, participation also serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the iPath ETNs on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Optional Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event2. If the ETNs are redeemed by the holder, on such Optional Redemption Date the holder will receive a cash payment per ETN in an amount equal to the Closing Indicative Note Value of the ETN on the applicable Valuation Date. A holder must redeem at least 25,000 iPath ETNs4 of the same series at one time in order to exercise the right to redeem the ETNs on any Optional Redemption Date.

An Optional Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Optional Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each trading day from the Initial Valuation Date to the Final Valuation Date, subject to postponement as a result of market disruption events, such postponement, not to exceed five business days.

Indicative Value

An “intraday indicative note value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value, per ETN, on any trading day until maturity or redemption of the ETNs as determined based on the following equation:

Intraday Indicative Note Value	=	Intraday Long Index Amount – Financing Level on the immediately preceding calendar day; provided that if such calculation results in a negative value, the Intraday Indicative Note Value will be $0;

Where:

Intraday Long Index Amount	=	The Intraday Long Index Amount of the ETNs as described in the applicable prospectus.

Financing Level	=	The Financing Level of the ETNs on the previous calendar day as described in the applicable prospectus.

The intraday indicative note value, as calculated by the calculation agent, will be used to determine whether an Automatic Termination Event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the Financing Level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable Daily Financing Charge or Daily Investor Fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

[1]

The Daily Investor Fee is calculated on a daily basis in the following manner: The Daily Investor Fee on the initial valuation date was zero. On any subsequent calendar day until maturity or early redemption of the ETNs, the Daily Investor Fee for each ETN will be equal to the product of (1) the Closing Indicative Note Value on the immediately preceding calendar day times (2) the Yearly Fee Rate divided by (3) 365. Because the Daily Investor Fee is calculated as part of the Financing Level, through which it is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Yearly Fee Rate.

[2]

Barclays Bank PLC will automatically redeem the ETNs (in whole only, but not in part) if, on any Valuation Date prior to or on the Final Valuation Date, the intraday indicative note value per ETN is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

[3]

The Daily Financing Charge is calculated on a daily basis in the following manner: On the Initial Valuation Date, the Daily Financing Charge for the ETNs equaled $0. On any subsequent calendar day until maturity or redemption of the ETNs, the Daily Financing Charge per ETN for a series of ETNs will equal the product of (a) the applicable Financing Level on the immediately preceding calendar day times (b) the Financing Rate divided by (c) 360. Because the Daily Investor Fee accrues as part of the Financing Level and the Daily Financing Charge is calculated on the basis of the Financing Level, a portion of the Daily Financing Charge will reflect the incremental increase of the Financing Level attributable to the accrued Daily Investor Fee.

[4]

Holders of the ETNs may redeem at least 25,000 of these ETNs on any Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is designed to provide investors with leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index.

The MSCI Emerging Markets Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of emerging markets.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank

PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Icon) Print This Page

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is designed to provide investors with leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index.

The MSCI Emerging Markets Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of emerging markets.

As of Mmmm dd, yyyy

(Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Participation Tab]	(icon) Print This Page

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is designed to provide investors with leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index.

The MSCI Emerging Markets Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of emerging markets.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ
Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

END PRODUCT PAGES - EMLB

PRODUCT PAGES - EMSA

Leveraged - International Equity-Emerging Markets-

http://www.ipathetn.com/product/EMSA

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is designed to provide investors with leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index.

The MSCI Emerging Markets Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of emerging markets.

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Overview | Index Components | Sector Weightings	(Icon) Print this Page

[Overview Tab]

Related Resources

(icon) Prospectus

(icon) Fact Sheet

(icon) Basics of iPath Leveraged

(icon) Premiums and Discounts

(icon) Index Components

(icon) IV/Index History

(icon) Indicative Value Information

Jump To: Profile  |  Correlations  |  Returns  |  Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
T-Bill Amount	$	xxx.xx
Participation		xx.xx
Short Index Amount	$	xxx.xx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/EMSA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80	%¹
Ticker	EMSA	Automatic Termination Level[2]	$45.00 per ETN
Intraday Indicative Value Ticker	EMSA.IV	CUSIP	06740P866
Participation Ticker	EMSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	EMSA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	NDUEEGF	Borrow Rate	2.50%[3]

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/emsa-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI Emerging Markets Index	X.XX
S&P 500®	X.XX
MSCI EAFE Index	X.XX
Barclays U.S. Aggregate Bond Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX

Sources: MSCI Inc., Russell, S&P, based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” of the ETNs, which is intended to approximate the ratio of (1) the value of the notional exposure per ETN to the performance of the underlying Index relative to (2) the value of each ETN, will be calculated and published every 15 seconds by the NYSE Arca or a successor during the hours on which trading is generally conducted on the NYSE Arca, under the ticker symbol listed in the table above. As is described in detail in the relevant prospectus, the “participation” will be calculated according to the following equation:

Participation =	Intraday Short Index Amount
Intraday Indicative Note Value

Where:

Intraday Short Index Amount	=	The Intraday Short Index Amount, calculated in the manner described in the applicable prospectus.
Intraday Indicative Note Value	=	The Intraday Indicative Note Value of the iPath ETNs, calculated in the manner described in the applicable prospectus.

By calculating the participation in this manner, participation also serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the iPath ETNs on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Optional Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event2. If the ETNs are redeemed by the holder, on such Optional Redemption Date the holder will receive a cash payment per ETN in an amount equal to the Closing Indicative Note Value of the ETN on the applicable Valuation Date. A holder must redeem at least 25,000 iPath ETNs4 of the same series at one time in order to exercise the right to redeem the ETNs on any Optional Redemption Date.

An Optional Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The final Optional Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each trading day from the Initial Valuation Date to the Final Valuation Date, subject to postponement as a result of market disruption events, such postponement, not to exceed five business days.

Indicative Value

An “intraday indicative note value” meant to approximate the intrinsic economic value of this series of iPath ETNs is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative Value of these iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “intraday indicative note value” refers to the value, per ETN, on any trading day until maturity or redemption of the ETNs as determined based on the following equation:

Intraday Indicative Note Value	=	T-Bill Amount on the immediately preceding calendar day - Intraday Short Index Amount; provided that if such calculation results in a negative value, the Intraday Indicative Note Value will be $0;

Where:

T-Bill Amount	=	The applicable T-Bill Amount of the ETNs as described in the applicable prospectus.
Intraday Short Index Amount	=	The applicable Intraday Short Index Amount of the ETNs as described in the applicable prospectus.

The intraday indicative note value, as calculated by the calculation agent, will be used to determine whether an Automatic Termination Event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the T-Bill Amount through the close of the immediately preceding calendar day, the intraday indicative note value calculated at any given time will not reflect the applicable Daily Investor Fee, Daily Index Borrow Cost and Daily Interest over the course of the calendar day on which such intraday indicative note value is calculated. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

[1]

The Daily Investor Fee is calculated on a daily basis in the following manner: The Daily Investor Fee on the initial valuation date was zero. On any subsequent calendar day until maturity or early redemption of the ETNs, the Daily Investor Fee for each ETN will be equal to the product of (1) the Closing Indicative Note Value on the immediately preceding calendar day times (2) the Yearly Fee Rate divided by (3) 365. Because the Daily Investor Fee is calculated as part of the T-Bill Amount, through which it is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Yearly Fee Rate.

[2]

Barclays Bank PLC will automatically redeem the ETNs (in whole only, but not in part) if, on any Valuation Date prior to or on the Final Valuation Date, the intraday indicative note value per ETN is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

[3]

The Daily Index Borrow Cost is calculated on a daily basis in the following manner: On the Initial Valuation Date, the Daily Index Borrow Cost for the ETNs equaled $0. On any subsequent calendar day until maturity or redemption of the ETNs, the Daily Index Borrow Cost per ETN will equal the product of (a) the Short Index Amount on the immediately preceding calendar day times (b) the Borrow Rate divided by (c) 365. Because the Daily Index Borrow Cost is calculated as part of the T-Bill Amount and is subtracted from the Closing Indicative Note Value on a daily basis, the net effect of the Daily Index Borrow Cost accrues over time at a rate per year equal to the Borrow Rate.

[4]

Holders of the ETNs may redeem at least 25,000 of these ETNs on any Redemption Date during the term of the ETNs, subject to an intervening Automatic Termination Event, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays

Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any increase in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Index Components Tab]	(icon) Print This Page

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is designed to provide investors with leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index.

The MSCI Emerging Markets Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of emerging markets.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any increase in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Sector Weightings Tab]	(icon) Print This Page

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is designed to provide investors with leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index.

The MSCI Emerging Markets Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of emerging markets.

As of Mmmm dd, yyyy (Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying the index may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any increase in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[Participation Tab]	(Icon) Print This Page

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is designed to provide investors with leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index.

The MSCI Emerging Markets Net Total Return Index is a free float-adjusted market capitalization Index that is designed to offer a representation of equity market performance of emerging markets.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Decreasesˆ	Increases‡
Decreasesˆ	Increases‡	Decreasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

END PRODUCT PAGES - EMSA

PRODUCT PAGES - BWV

- Strategies -

http://ipathetn.com/product/BWV

[Header]

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

[Body]

The iPath® CBOE S&P 500 BuyWrite IndexSM ETN is designed to provide investors with exposure to the CBOE S&P 500 BuyWrite IndexSM.

The CBOE S&P 500 BuyWrite IndexSM is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500®. This strategy consists of a hypothetical portfolio consisting of a “long” position Indexed to the S&P 500® and the sale of a succession of one-month, at-the-money S&P 500® call options that are listed on the Chicago Board Options Exchange.

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(icon) Indicative Value Information

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Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
ETNs Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

Source: Barclays.

†	The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/BWV-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × ETNs Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	BWV	CUSIP	06739F135
Intraday Indicative Value Ticker	BWV.IV	Inception Date	05/22/2007
Bloomberg ETN Keystroke	BWV<EQUITY><GO>	Maturity Date	05/28/2037
Bloomberg Index Ticker	BXM

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx/xxxx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/bwv-overview.jsp#market_returns}

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Selected Risk Considerations

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Covered Call Strategy Risk: Trading in stocks and options that compose the covered S&P 500®portfolio is speculative and returns can be extremely volatile. Market prices of index components of the covered S&P 500® portfolio may fluctuate rapidly based on numerous factors, which may affect the value of the underlying index and the value of your ETNs in varying ways, and different factors may cause prices of the components of the covered S&P 500® portfolio, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. A covered call strategy also limits participation in the appreciation of the underlying asset, in this case, the S&P 500®. Consequently, the index to which your ETNs are linked will not participate fully in the appreciation of the S&P 500® as would an investment linked directly to the S&P 500® or a direct investment in the stocks underlying the S&P 500®. While the strike price of the call options on the S&P 500® will operate to limit the underlying index’s participation in any increase in the value of the S&P 500®, the index’s exposure to any decline in the value of the S&P 500® will not be limited.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®” and “S&P 500® Total Return”, are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “Buywrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

[Returns & Risk Analysis Tab]	(icon) Print This Page

[Header]

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

[Body]

The iPath® CBOE S&P 500 BuyWrite IndexSM ETN is designed to provide investors with exposure to the CBOE S&P 500 BuyWrite IndexSM.

The CBOE S&P 500 BuyWrite IndexSM is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500®. This strategy consists of a hypothetical portfolio consisting of a “long” position Indexed to the S&P 500® and the sale of a succession of one-month, at-the-money S&P 500® call options that are listed on the Chicago Board Options Exchange.

10-Year Risk Adjusted Returns (As of xx/xx/xxxx)

	BXM	SPX
Annual Standard Deviation	xxxxx	xxxxx
Sharpe Ratio*	xxxxx	xxxxx

Sources: S&P, CBOE, BlackRock 03/99-xx/xx

*	The Sharpe Ratio is a measure of risk-adjusted returns. It is calculated by dividing the average return in excess of the risk-free rate by the standard deviation.

Standard Deviation: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® (As of xx/xx/xxxx)

Chart

Sources: S&P, CBOE, BlackRock xx/xx-xx/xx.

Rolling 5-year Annualized Standard Deviations: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® (As of xx/xx/xxxx)

Chart

Sources: S&P, CBOE, BlackRock xx/xx-xx/xx.

Rolling 5-year Annualized Returns: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® (As of xx/xx/xxxx)

Chart

Sources: S&P, CBOE, BlackRock xx/xx-xx/xx.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any investor fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

Selected Risk Considerations

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Covered Call Strategy Risk: Trading in stocks and options that compose the covered S&P 500®portfolio is speculative and returns can be extremely volatile. Market prices of index components of the covered S&P 500® portfolio may fluctuate rapidly based on numerous factors, which may affect the value of the underlying index and the value of your ETNs in varying ways, and different factors may cause prices of the components of the covered S&P 500® portfolio, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. A covered call strategy also limits participation in the appreciation of the underlying asset, in this case, the S&P 500®. Consequently, the index to which your ETNs are linked will not participate fully in the appreciation of the S&P 500® as would an investment linked directly to the S&P 500® or a direct investment in the stocks underlying the S&P 500®. While the strike price of the call options on the S&P 500® will operate to limit the underlying index’s participation in any increase in the value of the S&P 500®, the index’s exposure to any decline in the value of the S&P 500® will not be limited.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®” and “S&P 500® Total Return”, are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “Buywrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

[Option Premiums Tab]	(icon) Print This Page

[Header]

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

[Body]

The iPath® CBOE S&P 500 BuyWrite IndexSM ETN is designed to provide investors with exposure to the CBOE S&P 500 BuyWrite IndexSM.

The CBOE S&P 500 BuyWrite IndexSM is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500®. This strategy consists of a hypothetical portfolio consisting of a “long” position Indexed to the S&P 500® and the sale of a succession of one-month, at-the-money S&P 500® call options that are listed on the Chicago Board Options Exchange.

The following is a chart of the hypothetical average call premiums earned from the deemed sale of a succession of one-month, at-the-money call options on the S&P 500® Index. This monthly deemed income component combined with the monthly return on a long position in the S&P 500® Index would equal the strategy’s monthly return.

Monthly Call Premiums: CBOE S&P 500 BuyWrite Index (% of S&P 500® in underlying value) (As of xx/xx/xxxx)

Chart

Sources: CBOE, S&P, BlackRock xx/xx-xx/xx.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any investor fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

Selected Risk Considerations

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Covered Call Strategy Risk: Trading in stocks and options that compose the covered S&P 500® portfolio is speculative and returns can be extremely volatile. Market prices of index components of the covered S&P 500® portfolio may fluctuate rapidly based on numerous factors, which may affect the value of the underlying index and the value of your ETNs in varying ways, and different factors may cause prices of the components of the covered S&P 500® portfolio, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. A covered call strategy also limits participation in the appreciation of the underlying asset, in this case, the S&P 500®. Consequently, the index to which your ETNs are linked will not participate fully in the appreciation of the S&P 500® as would an investment linked directly to the S&P 500® or a direct investment in the stocks underlying the S&P 500®. While the strike price of the call options on the S&P 500® will operate to limit the underlying index’s participation in any increase in the value of the S&P 500®, the index’s exposure to any decline in the value of the S&P 500® will not be limited.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P 500®”, “S&P®” and “S&P 500® Total Return”, are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “Buywrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

END PRODUCT PAGES - BWV